AGWAY INC. (DEBTOR-IN-POSSESSION AS OF OCTOBER 1, 2002)
                          AND CONSOLIDATED SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS
                          AS OF JUNE 30, 2003 AND 2002
                         AND FOR THE FISCAL YEARS ENDED
                          JUNE 30, 2003, 2002 AND 2001

               AGWAY INC. REPORT ON UNAUDITED FINANCIAL STATEMENTS

The accompanying unaudited consolidated financial statements for Agway Inc. and its subsidiaries as of June 30, 2003 and 2002 and for each of three years in the period ended June 30, 2003 have been prepared by Company management in conformity with generally accepted accounting principles in the United States of America except for possible adjustments as discussed in the fourth paragraph below. As more fully discussed in Note 2, the financial statements as of June 30, 2002 and for the each of the two years in the period then ended have been restated. Had the matters which caused the restatement of the Company's financial statements been correctly accounted for and reported it would not have impacted the Company's debt covenant compliance and management's compensation would not have changed. Moreover, these matters that resulted in the restatement of the consolidated financial statements will not impact the contemplated distribution to claimants under the Plan proposed by the Company.

As discussed in Note 3 to the financial statements, the Company filed for protection under Chapter 11 of the United States Bankruptcy Code on October 1, 2002 as a result of recurring losses from operations and substantial constraints on its ability to obtain continued financing. Additionally, management proposes to sell the remaining businesses and liquidate the company which raises a substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3 and the status of the sale of the Company's remaining businesses is described in Notes 1 and 16. These financial statements do not include any adjustments that might result from the outcome of this uncertainty and the proposed liquidation of the Company.

As  further  discussed  in Notes 7 and 10, at June 30,  2003,  the  Company  has
recognized a net pension asset of $180,522,000 including an unrecognized net actuarial loss of $124,583,000. As a result of the Company's Chapter 11 reorganization filing and the probable sale of the remaining businesses, management may liquidate the Company. In that event, the Company would only recover pension assets to the extent they exceed pension plan obligations and taxes incurred on excess pension assets.

We have engaged our independent auditors to perform an audit of the Company's consolidated financial statements as of June 30, 2003 and 2002 and for each of the three years in the period ended June 30 2003. If and when such audit is completed, we expect the independent accountants will render an opinion not only on the consolidated financial statements as of and for the year ended June 30, 2003, but also on the restated consolidated financial statements as of June 30, 2002 and for each of the years in the two year period ended June 30, 2002. Since an audit is not yet completed, it is possible that additional items may be discovered which would cause the Company to change the amounts reported in its June 30, 2003 consolidated financial statements or further restate the consolidated financial statements as of June 30, 2002 and for each of the two years in the period then ended. In particular, we are currently discussing with the independent auditors the accounting for the settlement and curtailment of retiree benefits recognized during the years ended June 30, 2003 and 2002 that could increase our net loss and decrease shareholders' equity by approximately $10,800,000 at June 30, 2003 and decrease our net loss and increase equity by approximately $200,000 at June 30, 2002. At the conclusion of these discussions, we may need to restate our financial statements for the aforementioned periods and any restatement adjustments may be significant with respect to the timing of income or loss recognition but will not affect the amount creditors receive in a distribution from Agway.

The covenants of the Company's debtor-in-possession lending facility (DIP Facility) require us to provide the lenders with audited consolidated financial statements. In the event the Company does not provide these lenders with audited consolidated financial statements by December 31, 2003, the Company will be in violation of a covenant under the DIP lending facility.. The lenders under the DIP Facility have granted extensions regarding this covenant requirement in the past, but there can be no assurance that they will continue to do so. In any event, since there is no outstanding debt under the DIP Facility and the outstanding letters of credit are collateralized with cash at 108% of the outstanding balance, it is unlikely that there will be any material impact from such a violation on the Company's unaudited consolidated financial statements as of June 30, 2003 and for each of years in the three year period then ended and there will be no impact on the amount of distribution available to creditors.


                                                      AGWAY INC.



                                                        /s/ Michael R. Hopsicker
                                                         By MICHAEL R. HOPSICKER
                                                               President and CEO
                                                               December 23, 2003



                                                            /s/ Peter J. O'Neill
                                                             By PETER J. O'NEILL
                                                           Senior Vice President
                                                               Finance & Control
                                                               December 23, 2003

                    AGWAY INC. and CONSOLIDATED SUBSIDIARIES
                      UNAUDITED CONSOLIDATED BALANCE SHEETS
                             (Thousands of Dollars)

                                     ASSETS

                                                                                                        Restated
                                                                                    June 30,            June 30,
                                                                                      2003                2002
                                                                                  -------------      --------------
Current assets:
     Cash and cash equivalents..................................................  $      72,908      $            0
     Short-term investments.....................................................         12,563                   0
     Trade accounts receivable (including notes receivable of $3,757 and
         $1,988, respectively), less allowance for doubtful accounts of $6,273
         and $4,723, respectively...............................................         90,936              78,348
     Advances and other receivables (including notes receivable of $5,161 and
         $605, respectively) less allowance for doubtful accounts of $12,319 and         17,245               4,443
         $0, respectively
     Inventories................................................................         25,549              29,178
     Deferred tax assets........................................................              0              19,078
     Prepaid expenses and other assets..........................................         11,325               9,137
                                                                                  -------------      --------------
         Total current assets...................................................        230,526             140,184
Restricted cash.................................................................         41,995                   0
Net long-term investments.......................................................         15,757              11,125
Properties and equipment, net...................................................         99,315             126,953
Net pension asset...............................................................        180,522             223,649
Other assets....................................................................         10,481              23,649
Total assets of discontinued operations.........................................              0           1,048,869
                                                                                  -------------      --------------
         Total assets...........................................................  $     578,596      $    1,574,429
                                                                                  =============      ==============



                 LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

Current liabilities:
     Notes payable..............................................................  $           0      $       34,180
     Current installments of long-term debt (including capital leases)..........            178               1,842
     Current installments subordinated debt:
         Agway..................................................................              -              36,917
         Telmark................................................................            416                   -
     Accounts payable...........................................................         23,267              49,985
     Trade receivables with credit balances.....................................         18,874              28,079
     Other current liabilities..................................................         37,716              55,974
                                                                                  -------------      --------------
         Total current liabilities..............................................         80,451             206,977
Long-term debt (including capital leases).......................................          1,410              17,143
Agway subordinated debt.........................................................              -             388,449
Deferred tax liabilities........................................................              0              32,570
Other liabilities...............................................................          5,269              60,162
Total liabilities of discontinued operations....................................              0             801,614
                                                                                  -------------      --------------
         Total liabilities not subject to compromise............................         87,130           1,506,915
Liabilities subject to compromise ..............................................        532,647                   -
                                                                                  -------------      --------------
         Total liabilities......................................................        619,777           1,506,915
Commitments and contingencies...................................................
Shareholders' equity (deficit):
     Preferred stock, less amount held in Treasury..............................         31,997              32,057

     Common stock ($25 par--300,000 shares authorized; 173,404 and 173,404
         shares issued, less amount held in Treasury of 76,957 and 76,897)......          2,411               2,413

     Accumulated other comprehensive income (loss)..............................         (2,913)              1,385
     Retained earnings (deficit)................................................        (72,676)             31,659
                                                                                  -------------      --------------
         Total shareholders' equity (deficit)...................................        (41,181)             67,514
                                                                                  -------------      --------------
              Total liabilities and shareholders' equity (deficit)..............  $     578,596      $    1,574,429
                                                                                  =============      ==============





               The accompanying notes are an integral part of the
                       consolidated financial statements.


                    AGWAY INC. and CONSOLIDATED SUBSIDIARIES
                 UNAUDITED CONSOLIDATED STATEMENTS of OPERATIONS
                             (Thousands of Dollars)


                                                                                   Year Ended
                                                                                    Restated            Restated
                                                                 June 30,           June 30,            June 30,
                                                                   2003               2002                2001
                                                              -------------       -------------      --------------
Net sales and revenues......................................  $   1,014,745       $     901,020      $    1,135,240
                                                              -------------       -------------      --------------

Cost and expenses from:
     Products and plant operations..........................        938,746             834,295           1,067,598
     Selling, general and administrative activities.........         56,851              64,099              86,545
     Long-lived asset impairment............................         18,646                 775                 756
     Pension expense (income)...............................         23,163              (4,202)            (16,223)
                                                              -------------       -------------      --------------
         Total operating costs and expenses.................      1,037,406             894,967           1,138,676
                                                              -------------       -------------      --------------

Operating earnings (loss)...................................        (22,661)              6,053              (3,436)
Interest expense............................................         (7,505)            (24,463)            (24,908)
Interest income.............................................          3,786               3,428               6,186
Other income, net...........................................          2,172               1,858               3,889
                                                              -------------       -------------      --------------
Loss from continuing operations before reorganization
     items and income taxes.................................        (24,208)            (13,124)            (18,269)
Reorganization items........................................        (30,352)                  0                   0
                                                              -------------       -------------      --------------
Loss from continuing operations before income taxes.........        (54,560)            (13,124)            (18,269)
Income tax expense (benefit)................................            (82)              1,804              (9,362)
                                                              -------------       -------------      --------------
Loss from continuing operations.............................        (54,478)            (14,928)             (8,907)

Discontinued operations:
     Earnings from operations, net of tax expense of $334,
         $2,081 and $3,760, respectively....................          3,191              11,328               1,401
     Loss on disposal, net of tax (benefit) of $0, $(17,800)
         and $0, respectively...............................        (48,542)            (84,376)                  0
                                                              -------------       -------------      --------------
           Earnings (loss) from discontinued operations.....        (45,351)            (73,048)              1,401

Loss before cumulative effect of an accounting change.......        (99,829)            (87,976)             (7,506)
                                                              --------------      -------------      --------------
Cumulative effect of accounting change, net of tax benefit
     of $0, $0 and $723, respectively.......................         (4,506)                  0              (1,057)
                                                              --------------      --------------     --------------
Net loss ...................................................  $    (104,335)      $     (87,976)     $       (8,563)
                                                              =============       =============      ==============














               The accompanying notes are an integral part of the
                       consolidated financial statements.

                    AGWAY INC. AND CONSOLIDATED SUBSIDIARIES
        UNAUDITED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
                             (Thousands of Dollars)


                                                                                   Year Ended
                                                                                    Restated            Restated
                                                                 June 30,           June 30,            June 30,
                                                                   2003               2002                2001
                                                              -------------       -------------      --------------

Net loss  ..................................................  $    (104,335)      $     (87,976)     $       (8,563)

Other comprehensive income (loss), net of tax:

     Available-for-sale securities (held in discontinued operations):
         Unrealized gains (losses)..........................              0                 633                 927
         Reclassification adjustment for gains (losses) included
         in net earnings of discontinued operations.........           (760)                  0                   0

     Deferred gains (losses) on cash flow hedges:
         Cumulative effect of accounting change.............              0                   0               3,061
         Holding gains (losses) arising during period.......          8,272              (1,951)              2,012
         Reclassification adjustment for (gains) losses
             included in net earnings.......................         (8,415)              3,499              (5,699)

     Minimum pension liability adjustment...................         (3,395)               (299)                  0
                                                              -------------       -------------      --------------

Other comprehensive loss ...................................         (4,298)              1,882                 301
                                                              -------------       -------------      --------------

Comprehensive loss..........................................  $    (108,633)      $     (86,094)     $       (8,262)
                                                              =============       =============      ==============




























               The accompanying notes are an integral part of the
                       consolidated financial statements.

                    AGWAY INC. and CONSOLIDATED SUBSIDIARIES
 UNAUDITED CONSOLIDATED STATEMENTS of CHANGES in SHAREHOLDERS' EQUITY (DEFICIT)
                             (Thousands of Dollars)

                                                                                              Restated
                                                                                            Accumulated
                                                                                               Other         Restated
                                                                         Common Stock       Comprehensive    Retained
                                                        Preferred       (Par Value $25)         Income       Earnings
                                                          Stock         Shares      Amount      (Loss)       (Deficit)       Total
                                                       ---------       ---------   ---------  ---------     -----------   ---------
Balance at June 24, 2000 as originally reported        $  39,695       98,899      $  2,473   $    (798)    $   141,221   $182,591

Adjustment to opening shareholders' equity due to
   restatements...........................             $       0            0      $      0   $       0     $    (7,413)  $ (7,413)

Balance June 24, 2000.....................             $  39,695       98,899      $  2,473   $    (798)    $   133,808   $175,178

      Net earnings (loss).................                                                                       (8,563)    (8,563)
      Dividends declared..................                                                                       (2,951)    (2,951)
      Redeemed, net.......................                (2,092)      (1,124)          (28)                                (2,120)
      Other comprehensive income..........                                                          301                        301
                                                        ---------      --------    ---------  ---------     -----------   ----------

Balance June 30, 2001.....................             $  37,603       97,775      $  2,445   $    (497)    $   122,294   $161,845

      Net earnings (loss).................                                                                      (87,976)   (87,976)
      Dividends declared..................                                                                       (2,659)    (2,659)
      Redeemed, net.......................                (5,546)      (1,268)          (32)                                (5,578)
      Other comprehensive income..........                                                        1,882                      1,882
                                                        ---------      --------    ---------  ---------     -----------   ----------

Balance June 30, 2002.....................             $  32,057       96,507      $  2,413   $   1,385     $    31,659   $ 67,514
                                                        ---------      --------    ---------  ---------     -----------   ----------

      Net earnings (loss).................                                                                     (104,335)  (104,335)
      Dividends declared..................                                                                            0          0
      Redeemed, net.......................                   (60)         (60)           (2)                                   (62)
      Other comprehensive loss............                                                       (4,298)                    (4,298)
                                                        ---------      --------    ---------  ---------     -----------   ----------
Balance June 30, 2003.....................              $  31,997      96,447      $   2,411  $  (2,913)   $   (72,676)  $ (41,181)
                                                        =========      ========    =========  =========     ===========   ==========

Common shares, purchased at par value, held in Treasury at year-end were: 76,957 in 2003, 76,897 in 2002 and 75,548 in 2001. Due to the Company's Chapter 11 Proceedings, it is precluded from paying dividends on common, preferred and honorary member preferred stock. A dividend per share of $1.50 was declared on common stock for 2002 and 2001. Dividend payments are restricted to a maximum of 8% of par value per annum. See Note 11 for the details of preferred stock activity.




















               The accompanying notes are an integral part of the
                       consolidated financial statements.

                    AGWAY INC. and CONSOLIDATED SUBSIDIARIES
                 UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Thousands of Dollars)


                                                                                     Year Ended
                                                                 ------------------------------------------------------
                                                                                       Restated            Restated
                                                                 June 30, 2003        June 30, 2002      June 30, 2001
                                                                 -------------       --------------     ---------------
CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES:
   Net loss.................................................     $    (104,335)      $     (87,976)     $       (8,563)
   Adjustments to reconcile net loss to net cash:
       Reorganization items.................................            30,352                   0                   0
       Net (earnings) loss from discontinued operations.....            45,351              73,048              (1,401)
       Depreciation and amortization........................            15,501              19,117              18,864
       Long-lived asset impairment..........................            18,646                 775                 756
       Receivables and other asset provisions...............            23,246               2,632               2,133
       Net pension (income) expense.........................            23,163              (4,202)            (16,223)
       Cumulative effect of accounting change, net of tax...             4,506                   0               1,057
       Patronage refund received in stock...................                 0                   0                (360)
       Deferred income tax benefit..........................           (12,406)             (3,960)             (3,239)
       (Gain) loss on disposition of other security investments             12                 385                 509
       Changes in assets and liabilities, net of effects of
       businesses acquired or sold:
           Short-term investments...........................            12,653                   0                   0
           Receivables......................................           (44,795)             30,529               5,017
           Inventory........................................             2,197               9,697              13,803
           Payables.........................................           (18,609)             17,194              (3,902)
           Other............................................           (47,352)              6,568             (20,344)
                                                                 -------------       -------------      --------------
Net cash flows from (used in) continuing operations before
   reorganization items.....................................           (51,870)             63,807             (11,893)
Net cash (used in) reorganization items.....................            (6,239)                  0                   0
                                                                 -------------       -------------      --------------
Net cash from (used in) operating activities................           (58,109)             63,807             (11,893)

CASH FLOWS FROM (USED IN) INVESTING ACTIVITIES:
   Purchases of properties and equipment....................           (12,019)             (8,667)            (15,667)
   Cash paid for acquisitions...............................                 0                   0                (484)
   Disposition of properties and equipment..................                92               6,742              11,398
   Purchases of investments in related cooperatives.........                 -              (1,467)               (500)
   Proceeds from sale or revolvement of investments in
       related cooperatives.................................               649               1,466               1,460
   Proceeds from disposal of businesses.....................            84,928                   0                   0
   Proceeds from the sale of Telmark assets.................           599,254                   0                   0
                                                                 -------------       -------------      --------------
NET CASH FLOWS FROM (USED IN) INVESTING ACTIVITIES..........           672,904              (1,926)             (3,793)

CASH FLOWS FROM (USED IN) FINANCING ACTIVITIES:
   Net change in short-term notes payable...................           (34,180)            (27,162)            (40,558)
   Proceeds from long-term debt.............................                17                   0               1,202

   Repayment of long-term debt..............................              (202)               (296)             (1,106)
   Repayment of Telmark debt................................          (487,103)                  0                   0
   Proceeds from sale of subordinated debt..................                 0              79,200             179,728

   Redemption of subordinated debt..........................            (1,892)           (103,172)           (167,866)
   Redemption of Telmark subordinated debt..................           (44,800)                  0                   0
   Payments on capitalized leases...........................            (2,376)             (5,108)             (1,640)
   Proceeds from sale of stock..............................                 0                   2                   7

   Redemption of stock......................................               (62)             (5,580)             (2,127)
   Cash dividends paid......................................            (1,307)             (2,874)             (3,021)
                                                                 -------------       -------------      --------------
Net cash flows from (used in) financing activities..........          (571,905)            (64,990)            (35,381)

Net cash flows from (used in) discontinued operations.......            30,018               3,109              31,926
                                                                 -------------       -------------      --------------

Net increase (decrease) in cash and cash equivalents........            72,908                   0             (19,141)
Cash and cash equivalents at beginning of year..............                 0                   0              19,141
                                                                 -------------       -------------      --------------

Cash and cash equivalents at end of year....................     $      72,908       $           0      $            0
                                                                 =============       =============      ==============








               The accompanying notes are an integral part of the
                       consolidated financial statements.

                    AGWAY INC. and CONSOLIDATED SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                             (Thousands of Dollars)


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
Agway Inc. (the "Company," "Agway," "we," or "our") is an agricultural cooperative that was incorporated under the Delaware General Corporation Law in 1964 and is headquartered in De Witt, New York. On October 1, 2002 (the "Petition Date"), Agway Inc. and certain of its wholly owned subsidiaries (collectively, the "Debtors") filed voluntary petitions to reorganize under Chapter 11 of the United States Bankruptcy Code (the "Cases" or "Chapter 11 Proceedings") in the United States Bankruptcy Court for the Northern District of New York in Utica, New York (the "Bankruptcy Court").

The Cases have been assigned to Judge Stephen D. Gerling and designated as case numbers 02-65872 through 02-65877. The Cases have been consolidated for procedural purposes only and are being administered jointly pursuant to an order of the Bankruptcy Court entered on October 1, 2002. The subsidiaries that filed petitions for reorganization under the Bankruptcy Code were Feed Commodities International LLC, Country Best-DeBerry LLC, Country Best Adams, LLC, Brubaker Agronomic Consulting Service LLC, and Agway General Agency, Inc. Each of the Debtors continues to operate its business and manage its property as a debtor-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. Country Best-DeBerry LLC, Brubaker Agronomic Consulting Service LLC, and Agway General Agency Inc. are all inactive businesses.

Four wholly  owned Agway Inc.  subsidiaries  are not  included in the Chapter 11
Proceedings: Agway Energy Products LLC, Agway Energy Services, Inc., Agway Energy Services-PA, Inc. and Telmark LLC. In addition, Telmark debenture holders are not subject to the Chapter 11 Proceedings. Cooperative Milling, Inc., a company 50% owned by Agway Inc., was also not included in the Chapter 11
Proceedings. Agway dealer stores are also not included in the Chapter 11 Proceedings, because they are independently owned and are not affiliated with Agway Inc. in any way.

On April 21, 2003, Agway Inc. outlined the steps it was planning to take in the Chapter 11 process by announcing that the Company would immediately begin exploring the potential sale of each of its remaining businesses while also exploring other strategic opportunities that could result in greater value for Agway's creditors. The principal remaining businesses within the continuing operations of Agway for which the Company is exploring sale and other strategic options include the feed businesses in its Agriculture segment, the energy products businesses within its Energy segment, and the produce and agricultural technologies businesses within its Country Products Group (CPG) segment. Animal Feed & Nutrition, a division of Agway Inc., and Feed Commodities International LLC (FCI), a debtor subsidiary of Agway Inc., are the main businesses in the Agriculture segment and are engaged in manufacturing, processing, distribution, and marketing of agricultural feed products and services for its farmer-members and other customers, primarily in the northeastern United States and Ohio. Agway Energy Products LLC, a non-debtor, is the principal business in the Energy segment and is involved in the distribution of petroleum products and the installation and servicing of heating, ventilation, and air-conditioning equipment. Agway Energy Services, Inc. and Agway Energy Services-PA, Inc., both non-debtors, are also in the Energy segment and are involved in marketing of natural gas and electricity (the collective energy businesses are referred to as the "Agway Energy Group"). Agway's produce business is engaged principally in the repacking and marketing of fresh produce through the Country Best Produce division of Agway Inc. and Agway's debtor subsidiary Country Best Adams LLC (collectively referred to as "Agway's Produce Group"). The agricultural technologies operations of Agway's CPG segment include two start-up businesses, CPG Nutrients and CPG Technologies International. Through August 20, 2003, CPG Nutrients manufactured and sold a controlled-release nitrogen product, Optigen(R) 1200, used as a feed ingredient for dairy cows. On August 21, 2003, the Company voluntarily stopped the manufacture and sale of the product pending resolution of the regulatory status of the product with the Federal Food and Drug Administration's Center for Veterinary Medicine (CVM). CPG Technologies International sells and distributes FreshSeal(TM) a liquid polymer coating applied to fruits and vegetables, which results in extended shelf life and improved quality. Subsequent to June 30, 2003, the Company signed purchase agreements for the sales of FCI, the Agway Energy Group and Agway's Produce Group. See below and Note 16 for further details of these sales and the status of remaining businesses.

                    AGWAY INC. and CONSOLIDATED SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                             (Thousands of Dollars)


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Organization (continued)
As previously reported by the Company, on March 6, 2002, the Company announced details of a comprehensive plan which disclosed our intentions to divest of four business operations: Telmark (former Leasing segment), Agway Insurance (the principal operation within the former Insurance segment), and Agronomy and Seedway (former components of the Agriculture segment). In June 2002, the Agway Board of Directors affirmed management's intentions to also actively pursue a sale of the sunflower business (an operation formerly included within the Country Products Group segment). These divestitures are collectively referred to as "the 2002 divestiture plans."

As of February 28, 2003, the 2002 divestiture plans had been substantially completed as a result of the following: On August 28, 2002, Agway announced the completion of the sale of its wholly owned insurance subsidiary, Agway Insurance Company, to United Farm Family Mutual Insurance Company. On September 16, 2002, Agway completed the sale of its sunflower business to Cenex Harvest States Cooperatives. On December 3, 2002, Agway completed the sale of its Agronomy and Seedway businesses and related assets to GROWMARK. On February 28, 2003, Agway, Telmark and Wells Fargo Financial Leasing, Inc., ("Wells Fargo") completed the sale of substantially all of the assets of Telmark to Wells Fargo.

Basis of Presentation
The accompanying consolidated financial statements as of and for the three years ended June 30, 2003 have been prepared on a going concern basis. As a result of the Debtors entering into Chapter 11 Proceedings on October 1, 2002, Agway's consolidated financial statements for the year ended June 30, 2003 have been prepared in accordance with AICPA Statement of Position (SOP) 90-7, "Financial Reporting by Entities in Reorganization under the Bankruptcy Code," and will continue to apply generally accepted accounting principles as a going concern, which assumes the realization of assets and the payment of liabilities in the ordinary course of business.

SOP 90-7 requires that pre-petition liabilities that are subject to compromise be segregated in Agway's consolidated balance sheet as "liabilities subject to compromise" and that revenues, expenses, interest income, realized gains and losses, and provisions for losses resulting from the reorganization of the Debtors be reported separately as "reorganization items" in the consolidated statements of operations, except for those revenues and expenses required to be reported for the Company's discontinued operations. Finally, a condensed combined financial statement that includes all Debtors in the Bankruptcy is required (see Note 3 for detail disclosure of these items).

As debtors-in-possession, the Debtors, subject to any required court approval, may elect to assume or reject real estate leases, employment contracts, personal property leases, service contracts, and other unexpired executory pre-petition contracts. We cannot presently determine with certainty the ultimate aggregate liability that will result from the filing and settlement of claims related to any rejected contracts, and as a result, no allowance has been recorded for these items.

As a result of the 2002 divestiture plans, generally accepted accounting principles required the business operations planned for divestiture or actually divested to be separately disclosed as discontinued operations for all periods reported. As noted above, as of June 30, 2003, Agway has substantially completed the divestiture of these businesses. The operating results of these businesses through the various dates of sale are reported as earnings/loss from operations of discontinued operations for financial statement purposes. Any assets and liabilities remaining after the sales transactions and wind-down activity after the sale date not directly related to the sales transaction are reported in the June 30, 2003 financial results as continuing operations.

Fiscal Year
The fiscal year of Agway Inc. for June 30, 2003 and 2002 comprises a full calendar year. For fiscal year ended June 30, 2001, the fiscal year was comprised of 53 weeks. Effective July 1, 2001, the fiscal year-end was changed to June 30 each year as compared to a 52/53-week year ending on the last Saturday in June.

                    AGWAY INC. and CONSOLIDATED SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                             (Thousands of Dollars)


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Basis of Consolidation
The consolidated financial statements include the accounts of all wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation except for certain intercompany transactions between continuing and discontinued operations principally related to leases between Telmark (discontinued Leasing segment) and the continuing operations or other discontinued operations.

Cumulative Effect of Accounting Change
During the third quarter ended March 31, 2003, the second step impairment test was completed under Statement of Financial Accounting Standards (SFAS) No. 142, "Goodwill and Other Intangible Assets," and resulted in an impairment loss on goodwill of $4,506 that was recorded as a cumulative effect of accounting change effective at the beginning of fiscal 2003 (July 1, 2002). See the Goodwill and Other Intangible Assets section of this Note for further details of the Company's accounting for goodwill and other intangible assets.

Additionally, upon the adoption of SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," as of the beginning of fiscal 2001, the Company recorded a net-of-tax cumulative-effect loss of $1,057 to recognize at fair value the time value component of all option contracts associated with the Company's Energy segment, which is excluded from the assessment of hedge effectiveness as allowed by the standard. The Company also recorded a net-of-tax cumulative-effect gain of $3,061 in other comprehensive income to recognize at fair value all derivative instruments in the Company's Energy segment that are designated and qualify as cash-flow hedges. See the Commodity Instruments section of this Note for further details of the Company's accounting for derivatives and hedging activities.

Reclassifications
Certain reclassifications have been made to conform prior year financial statements with the current year presentation.

Comprehensive Income (Loss)
Comprehensive income (loss) consists of net earnings (loss), the net change in unrealized gains and losses on available-for-sale securities (relating to Agway Insurance and included in discontinued operations), net of tax, deferred gains and losses on cash flow hedges, net of tax, and a minimum pension liability adjustment, net of tax. The unrealized gains and losses on available-for-sale securities in the statement of comprehensive income (loss) are net of tax expense (benefit) of $0, $325 and $477 for 2003, 2002 and 2001, respectively.
The deferred gains and losses on cash flow hedges in the statement of comprehensive income (loss) are net of tax expense (benefit) of $96, $614 and $(126) for 2003, 2002 and 2001, respectively. The minimum pension liability adjustments are net of tax benefit of $0 and $(199) for 2003 and 2002, respectively.

Cash and Cash Equivalents
Agway considers all investments with a maturity of three months or less when purchased to be cash equivalents.

Short-Term Investments
The Company accounts for marketable securities in accordance with the provisions of SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities." As of June 30, 2003, the Company's short-term investments are in debt securities which mature in less than one year, are held to maturity and valued at amortized cost, which approximates fair value. The average yield of debt securities held at June 30, 2003 is 1%.

                    AGWAY INC. and CONSOLIDATED SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                             (Thousands of Dollars)


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Receivables
Agway uses the allowance method to account for doubtful accounts and notes receivable for continuing operations and residual receivables of discontinued operations. Under the allowance method, the Company reduces its receivables to amounts it deems collectible. The notes receivable bear interest at rates ranging from 0% to 15% at June 30, 2003 and 2002. Interest is credited to customers' prepayment balances. The weighted average interest rate used to credit customer prepayment balances approximates 3.25% and 5.0% for the fiscal years ended June 30, 2003 and 2002. Trade receivables with credit balances represent customer prepayments and are reported separately as a current liability.

Inventories
Inventories are stated at the lower of cost or market. For those inventories stated at cost, we use the average unit cost or the first-in, first-out method.

Restricted Cash
Certain cash is held in segregated accounts pending distribution and is legally restricted in its use. At June 30, 2003, total restricted cash of $41,995 includes $15,000 in cash collateral held in accordance with the terms of the debtor-in-possession financing agreement ("DIP Facility") to support the Company's outstanding letters of credit, $25,700 pending resolution of Surety claims against Telmark and AEP (see Note 10), and miscellaneous segregated cash accounts required by the terms of the sale of the Agronomy, Seedway and Insurance businesses. Subsequent to June 30, 2003, in connection with the fourth amendment to the DIP Facility (see Note 9), cash collateral requirements increased from $15,000 to $38,165, an amount equal to 108% of the maximum amount available to be drawn on outstanding letters of credit of $35,338, as of December 19, 2003.

Net Long-Term Investments
Net long-term investments consist of capital stock of a cooperative bank and other cooperative suppliers acquired at par or stated value having a net book value of $13,534 and $8,986 as of June 30, 2003 and 2002, respectively. (Note: a cooperative bank's capital stock held by Telmark as of June 30, 2002 of $15,784 is included in total assets of discontinued operations). Net long-term investments also include an investment of $2,223 and $2,139 at June 30, 2003 and 2002 in Cooperative Milling, Inc., a feed manufacturing facility 50% owned by Agway, and other investments in the CPG businesses. The capital stock in the cooperatives is not traded, has no established market and was historically redeemed on a periodic basis by the issuer at cost. By its nature, this stock is designed and expected to be held to redemption and at June 30, 2002 is reported at cost. As a result of the Company's Chapter 11 Proceedings, the Company has negotiated the sale, effective July 1, 2003 (see Note 16), of a substantial portion of the cooperative bank stock to a third-party buyer and has written down the other cooperative supplier investments by $6,400 to their estimated net realizable value. This write-down is reported as a reorganization item for the year ended June 30, 2003.

Patronage refunds received in continuing operations from the cooperative bank are recorded as a reduction of interest expense and are not material for each of the three years ended June 30, 2003. Patronage refunds received on the stock of other cooperatives are reflected in cost of sales and are not material for each of the three years ended June 30, 2003.

Properties and Equipment
Properties and equipment are recorded at cost. Depreciation and amortization are charged to operations, principally on a straight-line basis, over the estimated useful lives of the properties and equipment, and over the term of the lease for capital leases. Ordinary maintenance and repairs are charged to operations as incurred. Gains and losses on disposition or retirement of assets are reflected in operations.

                    AGWAY INC. and CONSOLIDATED SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                             (Thousands of Dollars)


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Goodwill and Other Intangible Assets
SFAS No. 142, "Goodwill and Other Intangible Assets," requires amortization of goodwill, including goodwill and intangible assets with indefinite lives recorded in past business combinations, be discontinued upon adoption of this standard. Following adoption of this standard, all goodwill and intangible assets with indefinite lives are tested for impairment annually, or more frequently if circumstances indicate potential impairment, through a comparison of fair value to its carrying amount. In addition, goodwill recorded as a result of business combinations completed after July 1, 2001 is not amortized.

We adopted this standard at the beginning of fiscal 2003 (July 1, 2003), and completed the first step impairment test under the new standard. The first step impairment test requires the determination of the fair value of the reporting unit which is then compared to the carrying value of that reporting unit. If the carrying value exceeds the fair value, a second step impairment test is required to measure the amount of impairment. The results of our first step impairment test indicated potential impairment in our Agriculture segment. During the third quarter ended March 31, 2003, the second step impairment test was completed. The result of our second step impairment test was an impairment loss on goodwill of $4,506 in our feed business within our Agriculture segment, which, as required by the standard, was booked as a cumulative effect of accounting change effective at the beginning of fiscal 2003. Fair value was determined using the expected present value of future cash flows.

During the fourth quarter of fiscal 2003, in connection with the Company's decision announced April 21, 2003 to explore the potential sale of, or other strategic opportunities with respect to, each of its remaining businesses and as a result of receiving market indications of the potential sales value, the Company has recognized $1,524 of additional impairment in its carrying value of its goodwill and $1,187 in its carrying value of other intangible assets, which are included as reorganization items (see Note 3).

The changes in the carrying amount of goodwill for the year ended June 30, 2003 are as follows:

                                                                Agriculture       Country Products
                                                                  Segment         Group Segment           Total
                                                              -------------       -------------      --------------
Balance as of June 30, 2002.................................  $       4,506       $       1,603      $        6,109
Goodwill acquired during the year...........................              0                   0                   0
Impairment losses...........................................         (4,506)             (1,524)             (6,030)
Goodwill written off related to sale of business unit.......              0                 (79)                (79)
                                                              -------------       -------------      --------------
Balance as of June 30, 2003.................................  $           0       $           0      $            0
                                                              =============       =============      ==============

The prior year adjusted net income (loss) for the years ended June 30, 2002 and 2001, if no amortization had been deducted for goodwill, would be as follows:

                                                                                      Restated          Restated
                                                                                      June 30,           June 30,
                                                                                        2002               2001
                                                                                    -------------    --------------
As restated.......................................................................  $     (87,976)   $       (8,563)
Amortization, net of tax of $0 and $338...........................................            956               341
                                                                                    -------------    --------------
As adjusted.......................................................................  $     (87,020)   $       (8,222)
                                                                                    =============    ==============

As of June 30, 2003 and 2002, the Company held acquired intangible assets consisting of customer lists, trademarks, and non-competes with a carrying amount of $638 and $1,604, respectively. Intangible assets like these with finite lives are amortized over their estimated useful lives and had aggregate amortization at June 30, 2003 and 2002 of $570 and $842, respectively. As of June 30, 2003, the estimated amortization expense in each of the next five years for these intangible assets with finite lives will be immaterial. Goodwill and acquired intangible assets are recorded in other non-current assets.

                    AGWAY INC. and CONSOLIDATED SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                             (Thousands of Dollars)


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Impairment of Long-Lived Assets
SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," was early adopted by the Company on January 1, 2002. In accordance with SFAS No. 144, long-lived assets to be held and used by an entity are to be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset (group) may not be recoverable. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset (group), an impairment loss is recognized by reducing the recorded value to fair value. The pre-tax charge for impairment is included as a separate line item on the consolidated statements of operations and totaled $18,646, $775 and $756 for the fiscal years ended June 30, 2003, 2002 and 2001, respectively. In addition, in connection with the Company's decision to explore the potential sale of, or other strategic opportunities with respect to, its remaining businesses and the receipt of indications of potential sales value, the Company has recognized $5,120 additional impairment in its carrying value of its long-lived assets in the fourth quarter of 2003, which is included as a reorganization item (see Note 3).

Disposal of Long-Lived Assets/Discontinued Operations
SFAS No. 144 supersedes a portion of Accounting Principle Board (APB) No. 30, "Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business," while retaining many of the requirements of this statement. Under SFAS No. 144, the definition of what constitutes a discontinued operation is broader and future operating losses are no longer recognized before they occur. As further described in Note 4, on March 6, 2002, the Company announced its decision to divest of a number of its business operations and, as a result, has applied the guidance of SFAS No. 144 regarding the measurement, recognition and disclosure for these discontinued operations.

Commodity Instruments
SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value of derivatives are recorded each period in current earnings or in other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction and, if it is, the type of hedge transaction. For fair value hedge transactions in which the Company is hedging changes in fair value of an asset, liability, or firm commitment, changes in the fair value of the derivative instrument are generally offset in the income statement by changes in the hedged item's fair value. For cash-flow hedge transactions in which the Company is hedging the variability of cash flows related to a variable-priced asset, liability, or a forecasted transaction, changes in the fair value of the derivative instrument are reported in other comprehensive income. The gains and losses on the derivative instrument that are reported in other comprehensive income are reclassified as earnings in the periods in which earnings are impacted by the variability of the cash flows of the hedged item. The ineffective portion of all hedges are recognized in current-period earnings.

The Company's Energy segment enters into a combination of exchange-traded futures and options contracts and, in certain circumstances, over-the-counter options (collectively "derivatives") to manage the price risk associated with future purchases of the commodities used in its operations, principally heating oil and propane. Energy has fair value hedges associated with its fixed price purchase contracts and cash flow hedges for its variable priced purchase contracts. The derivatives are specifically matched in volume and maturity with the various purchase commitments of the business and generally expire within one year. As defined in SFAS No. 133, the value of option contracts that Energy enters into has two components of value: time value and intrinsic value. The intrinsic value is the value by which the option is in the money, (i.e., the amount by which the value of the commodity exceeds the exercise or "strike" price of the option). The remaining amount of option value is attributable to time value. Energy does not include the time value of option contracts in its assessment of hedge effectiveness and therefore records changes in the time value component of its options currently in earnings.

                    AGWAY INC. and CONSOLIDATED SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                             (Thousands of Dollars)


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Commodity Instruments (continued)
At June 30, 2003, Energy had a derivative asset of $2,400 representing the current value of futures and option contracts. An after-tax total of $800 of deferred net unrealized gains on derivative instruments was accumulated in other comprehensive income and is expected to be reclassified into earnings during the next 12 months. The pre-tax earnings impact for the time value component of option value not used in assessing hedge effectiveness totaled $1,800 upon the initial adoption of SFAS No. 133 at July 1, 2000, and is included, net of tax, in the cumulative effect of accounting change for the year ended June 30, 2001. For the years ended June 30, 2003, 2002 and 2001, $2,500, $1,800 and $3,400,
respectively, are included in cost of goods sold for the change in option time value not used in the assessment of hedge effectiveness.

In the Agriculture segment, the purchase of corn, soy complex, and oats, which can be sold directly as ingredients or included in feed products sold by Agriculture, creates price risk for this business. Agriculture intends to match its purchase and sales contracts whenever possible to hedge price risk; however, exchange-traded commodity instruments are used principally to manage the price risk associated with unmatched commodity purchases or sales. Agriculture matches all derivative instruments with their underlying purchase or sale contract; however, due to the differences in the changes in the commodity cash price at an Agriculture location versus the Chicago Board of Trade, a highly effective hedging relationship (as defined by SFAS No. 133) has not been achieved. Therefore, the derivatives used in Agriculture are marked to market currently in earnings. The impact associated with the change in value of these derivatives is included in products and plant operations in the statement of operations.

Revenue Recognition
We record revenue from product sales when the goods are shipped or delivered, title and risk of loss passes to the customer, and when collection is reasonably assured. Revenues in the Energy business from installation, cleaning and repair services are recognized upon the completion of the service performed. Revenues from service contracts are recognized over the life of the contract. Service revenues (including equipment revenues) in continuing operations totaled $81,800, $74,800 and $69,500 for the years ended June 30, 2003, 2002 and 2001, respectively.

Environmental Remediation Costs
Agway accrues for losses associated with environmental remediation obligations when such losses are probable and reasonably estimable. Accruals for estimated losses from environmental remediation obligations generally are recognized no later than completion of the remedial feasibility study. Such accruals are adjusted as further information develops or circumstances change. Costs of future expenditures for environmental remediation obligations are not discounted to their present value. Recoveries of environmental remediation costs from other parties (primarily other PRPs and state environmental funds) are recognized upon notification of coverage by the other party when determining the Company's accrual for these losses.

Advertising/Research and Development Costs
Agway expenses advertising and research and development costs as they are incurred. Advertising expenses included in selling, general and administrative expenses for the years ended June 30, 2003, 2002 and 2001 were approximately $7,900, $9,600 and $9,100, respectively. Research and development costs were approximately $300 in each of the three years ended June 30, 2003 and are recorded in selling, general and administrative activities in the consolidated statement of operations.

                    AGWAY INC. and CONSOLIDATED SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                             (Thousands of Dollars)


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes
Agway is subject to income taxes on all income not distributed to patrons as patronage refunds and provides for income taxes in accordance with the provisions of SFAS No. 109, "Accounting for Income Taxes." Under the liability method specified by SFAS No. 109, deferred tax assets and liabilities are based on the difference between the financial statement and tax basis of assets and liabilities as measured by the tax rates that are anticipated to be in effect when these differences reverse. The deferred tax provision represents the net change in the assets and liabilities for deferred tax. A valuation allowance is established when it is necessary to reduce deferred tax assets to amounts for which realization is reasonably assured.

As a result of the 2002 divestiture plan as described in Notes 1 and 3, the Company's consolidated tax expense (benefit) for income taxes for the years ended June 30, 2002 and 2001 has been allocated between continuing and discontinued operations. For the year ended June 30, 2003, there is no deferred tax provision for discontinued operations since the changes in net deferred tax assets, comprised principally of net operating losses, have been fully offset by a valuation allowance. Furthermore, as a result of the completion of the 2002 divestiture plan during fiscal 2003, all remaining assets and liabilities not sold as part of these transactions were transferred to continuing operations, and the net deferred tax balances relating to these residual assets and liabilities are reported in continuing operations.

Insurance Liability
The Company has large deductible insurance programs for workers' compensation, general and auto liability and is self-insured for portions of certain group health and welfare costs. The Company's liabilities for these programs are actuarially calculated based on claims filed and an estimate of claims incurred but not yet reported. Projection of losses concerning these liabilities is subject to a high degree of variability due to factors such as claim settlement patterns, litigation trends, legal interpretations, future levels of health care costs and, where applicable, the selection of discount rates. Historically, the liability for the workers' compensation component of the large deductible insurance programs has been settled over an extended period of time and the liability has been included in the Company's financial statements on a discounted basis. As a result of the Chapter 11 Proceedings, the settlement of these projected losses is expected to be accelerated, and thus it is no longer appropriate to discount these liabilities as of June 30, 2003. The impact of not discounting these liabilities increased the Company expense in fiscal 2003 by $5,200 and has been classified as a reorganization item (see Note 3).

Employee Benefit Plans
The Company's employee benefit plans are accounted for using a number of financial standards, including SFAS No. 87, "Employees' Accounting for Pensions," SFAS No. 88, "Employees' Accounting for Settlements and Curtailments of Defined Benefit Pension Plan and for Termination Benefits," and SFAS No. 106, "Employees' Accounting for Postretirement Benefits Other Than Pensions." The actuarial determination of Agway's obligations and expense for the Company-sponsored pension and postretirement benefits is dependent on the Company's selection of assumptions including the discount rate, expected long-term rate of return on plan assets, rates of compensation increase, and health care cost trend rate.

Patronage Refunds to Members
Patronage refunds are declared and paid to members at the discretion of the Board of Directors in accordance with the provision of the By-laws of Agway. Patronage refunds are based on taxable earnings on patronage business and, when declared, are paid in cash. The Company has not declared or paid a patronage refund for the years presented in these financial statements.

                    AGWAY INC. and CONSOLIDATED SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                             (Thousands of Dollars)


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Impact of Recently Issued Accounting Standards
The Financial Accounting Standards Board (FASB) has recently issued the following:

SFAS No. 146,"Accounting for Costs Associated with Exit or Disposal Activities,"
--------------------------------------------------------------------------------
was issued June 2002 and is effective for exit or disposal activities initiated after December 31, 2002. SFAS No. 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity Including Certain Costs Incurred in a Restructuring." The Company implemented this statement for all exit or disposal activities initiated after December 31, 2002. The adoption of this standard had no impact on the financial statements of the Company.

Interpretation No. 45, "Guarantor's Accounting and Disclosure  Requirements  for
--------------------------------------------------------------------------------
Guarantees, Including Indirect Guarantees of Indebtedness of Others,"   (FIN 45)
-------------------------------------------------------------------
was issued in November 2002. FIN 45 elaborates on the existing disclosure requirements for most guarantees, including loan guarantees. It also clarifies that at the time a company issues a guarantee, the company must recognize an initial liability for the fair value, or market value, of the obligations it assumes under that guarantee. However, the provisions related to recognizing a liability at inception of the guarantee for the fair value of the guarantor's obligations does not apply to product warranties or to guarantees accounted for as derivatives. The initial recognition and initial measurement provisions apply on a prospective basis to guarantees issued or modified after December 31, 2002. The disclosure requirements of FIN 45 are effective for financial statements of interim or annual periods ending after December 15, 2002. See Note 10 for discussion of the Company's recognition and disclosure relating to guarantees.

Interpretation No. 46, "Consolidation of Variable Interest Entities," (FIN 46)
-------------------------------------------------------------------
was issued in January 2003. The interpretation provides guidance on consolidating variable interest entities. The interpretation requires variable interest entities to be consolidated if the equity investment at risk is not sufficient to permit an entity to finance its activities without support from other parties or the equity investors lack certain specified characteristics. In October 2003, the FASB deferred the effective date of FIN 46 for all variable interest entities existing prior to February 1, 2003 to the first reporting period ending after December 15, 2003. The adoption of this standard had no impact on the financial statements of the Company.

SFAS No. 149, "Amendment of Statement 133 on Derivative  Instruments and Hedging
--------------------------------------------------------------------------------
Activities,"  was  issued in April  2003.  SFAS No.  149  amends  and  clarifies
----------
financial accounting and reporting for derivative instruments embedded in other contracts and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The adoption of this standard does not impact the Company's accounting and reporting of derivative instruments and hedging activities.

SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics
--------------------------------------------------------------------------------
of Both  Liabilities  and Equity,"  was issued in May 2003 and is effective  for
--------------------------------
financial instruments entered into or modified after May 31, 2003 and otherwise is effective for the Company at the beginning of the first quarter of fiscal 2004, except for certain provisions related to mandatorily redeemable financial instruments for which the standard has been deferred. The adoption of this standard does not have a material impact on the financial statements of the Company.

                    AGWAY INC. and CONSOLIDATED SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                             (Thousands of Dollars)


2.   ACCOUNTING RESTATEMENT

In connection with the sale of its businesses and the reorganization of its business under its Chapter 11 Proceedings, Agway examined its historic accounting and reporting and identified certain items which the Company has now concluded should have been accounted for differently. At the time these items were initially reported, they were thought to be accounted for in accordance with GAAP or were deemed immaterial. The Company has now concluded that these items collectively warrant a restatement of the Company's financial statements for the years ended June 30, 2002 and 2001 and opening retained earnings as of June 24, 2000. The restatements occurred in the following general areas:

o Revenue recognition resulting from the interpretation of Staff Accounting Bulletin No. 101, "Revenue Recognition"

o    Discounting of certain insured claims deductible reserves

o    Adjustments to the loss on sale of discontinued operations

o    Depreciation adjustment for propane tanks

The impact on the statement of operations and balance sheet of the Company is summarized below. Substantially all of these restatements involve timing of recognition of revenue or expense and therefore have little or no impact on the Company's cash flows. As described in greater detail below, the restatements had the effect on the June 30, 2002 financial statements of reducing the net loss by $10,271 (10.5%) and increasing total shareholders' equity by $3,412 (5.3%). For the June 30, 2001 financial statements, the impact of the restatements was to decrease the net loss by $364 (4.1%) and reduce total shareholders' equity by $7,485 (4.4%). Opening retained earnings as of June 24, 2000 were reduced by $7,413 (5.2%) as a result of the restatement. Had these items been accounted for and reported at the time in the manner set forth herein, the financial statements, as restated, would not have impacted the Company's debt covenant compliance or management compensation under incentive compensation plans for the years restated. Moreover, the restatements do not impact the distribution to claimants under the plan of reorganization currently being developed in its Chapter 11 Proceedings. The following is a more detailed discussion of the significant restatements made:

Revenue Recognition
The Company's leasing segment, Telmark, had historically recognized a full month's income for monthly lease payments regardless of the day of the month the payment was due rather than amortizing the interest income over the 30-day period to which it applied. This accounting has been restated to approximate a daily effective interest method of recognizing lease revenues. Additionally, in the Company's Energy business, certain service revenues were historically recognized fully at the time of initial billing. As part of this restatement, this accounting has been modified to recognize portions of this service revenue over the life of the service contracts. In addition, Agway previously accounted for revenues and expenses in the natural gas and electricity operations of the Energy business when received rather than under an accrual methodology.

This accounting has been restated to account for these activities under an accrual methodology. Finally, in the Agriculture-Agronomy business, certain rebates earned on product purchases had historically been accrued and recognized in the period in which the related product was acquired. Although the Company had a long history of receiving these rebates each year, there was no contract in place that expressly required the vendors to pay these rebates to the Company. The accounting has been restated to account for these rebates as revenue when actually received.

                    AGWAY INC. and CONSOLIDATED SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                             (Thousands of Dollars)


2.   ACCOUNTING RESTATEMENT (CONTINUED)

Discounting of Self-Insured Reserves
The Company historically discounted its actuarially projected self-insurance reserves for general liability, auto liability and workers' compensation claims recognizing that these obligations will be settled over time. This accounting has been modified to discount only the workers' compensation claims, except in fiscal 2003 as described in Note 1.

Loss on Disposal of Discontinued Operations
In connection with the March 6, 2002 announcement of our intentions to pursue the sale of a number of our businesses, several compensation agreements were created for certain key management personnel to encourage them to stay with the Company and/or its subsidiaries through the sale of the businesses they managed. To account for these arrangements, the Company recognized these costs and certain related non-qualified benefits over the life of these agreements. However, it has been subsequently determined that the costs of certain of these agreements should not be accrued over the life of the agreement, but rather should be reflected as costs over time starting at the time a purchase and sale agreement was signed for the relevant business. This revised treatment impacts the timing, but not the amount, of the costs recognized in the Company's financial statements. In addition to the above, an error, which understated the loss on sale of the Agway Insurance business, was made in the June 2002 financial statements and is being corrected herein.

Depreciation Adjustments for Propane Tanks
The business practices of Energy with respect to propane tanks inappropriately accelerated depreciation of propane tanks acquired in recent years. Depreciation of propane tanks has been corrected to reflect depreciation consistently over expected useful lives of the propane tanks.

The following summarizes the impacts of the restatements made to certain financial statement line items:

                                        ------------------------------------    -----------------------------------
                                                      June 2002                              June 2001
                                        ------------------------------------    -----------------------------------
                                            As                                       As
                                        Originally       As         Change       Originally      As         Change
                                          Reported    Restated     Inc (Dec)      Reported    Restated      Inc (Dec)
                                        -----------  -----------  ----------    -----------  ----------    ----------
Statement of Operations
-----------------------
Net sales and revenues................  $ 899,934    $ 901,020    $   1,086     $1,134,712   $1,135,240     $     528
Total operating costs and
   expenses...........................    896,877      894,967       (1,910)     1,138,637    1,138,676            39
Loss from continuing operations
   before taxes.......................    (16,895)     (13,124)       3,771        (19,199)     (18,269)          930
Earnings (loss) from
   discontinued operations............      4,740       11,328        6,588          1,633        1,401          (232)
Loss on disposal of
   discontinued operations............    (85,436)     (84,376)       1,060              0            0             0
Net loss..............................    (98,247)     (87,976)      10,271         (8,927)      (8,563)          364


                                        ------------------------------------    --------------------------------------
                                                      June 2002                              June 2001
                                        ------------------------------------    --------------------------------------
Balance Sheet
-------------
Total current assets..................  $ 137,644    $ 140,184    $   2,540     $  195,601     $199,288     $   3,687
Total assets of discontinued
   operations.........................  1,049,340    1,048,869         (471)     1,039,214    1,032,340        (6,874)
Total assets..........................  1,569,094    1,574,429        5,335      1,642,797    1,641,105        (1,692)
Total current liabilities.............    202,009      206,977        4,968        225,896      235,115         9,219
Total liabilities of discontinued
   operations.........................    805,144      801,614       (3,530)       711,797      708,927        (2,870)
Total liabilities.....................  1,504,992    1,506,915        1,923      1,473,467    1,479,260         5,793
Total shareholders' equity............     64,102       67,514        3,412        169,330      161,845        (7,485)



                    AGWAY INC. and CONSOLIDATED SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                             (Thousands of Dollars)


3.   CHAPTER 11 FILINGS

As discussed in Note 1, on October 1, 2002, the Debtors filed voluntary petitions to reorganize under Chapter 11 of the U.S. Federal Bankruptcy Code. Also as discussed in Note 1, four wholly owned Agway Inc. subsidiaries are not included in the Chapter 11 Proceedings: Agway Energy Products LLC, Agway Energy Services, Inc., Agway Energy Services-PA, Inc. and Telmark LLC.

Chapter 11 Process
Each of the Debtors is operating its business and managing its property as a debtor-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. As debtors-in-possession, the Debtors are authorized to operate their business but may not engage in transactions outside the ordinary course of their business without the approval of the Bankruptcy Court. The Bankruptcy Court entered orders on October 1, 2002 granting various initial requests of Agway, including payment of employee wages and salaries on schedule, continuation of Feed and Agronomy customer pre-pay product programs, and interim access to cash funding.

Also, on October 1, 2002, the Bankruptcy Court entered an order authorizing the Company to pay vendors in the ordinary course for all goods and services received by the Company on or after October 1, 2002. We also agreed to terms of a debtor-in-possession financing agreement ("DIP Facility") with our former senior lender group to provide a $125,000 facility over a term of 18 months. On October 4, 2002, the Bankruptcy Court approved the DIP Facility on an interim basis and on October 22, 2002, approved the Company's motion for access to the full amount of the DIP Facility during its term. Upon obtaining final approval from the Bankruptcy Court, the DIP Facility replaced Agway's existing senior debt and credit agreement. Agway Energy Group requires short-term borrowings from the Company to meet seasonal working capital requirements. Such short-term financing is being made available to the Agway Energy Group as non-debtor borrowers on an ongoing basis under the DIP Facility. The details of the DIP Facility are discussed in Note 9.

As further discussed in Note 1, as of February 28, 2003, the 2002 divestiture plans were substantially completed. These divestiture plans included the sale of substantially all of the assets of Telmark to Wells Fargo. Telmark, in connection with that sale, retained sufficient cash to meet its needs until it settles its residual liabilities. As it settles its residual liabilities, Telmark LLC will continue to be financed and to be operated separately from Agway Inc. and, as noted above, is not included in the Agway Inc. Chapter 11 Proceedings. See Note 4 for a description of remaining assets and liabilities from divested businesses.

On October 9, 2002, the United States Trustee appointed an official committee of unsecured creditors (the "Creditors' Committee"). The Creditors' Committee and its legal representatives from time to time take positions on matters that come before the Bankruptcy Court and, at the appropriate time, will negotiate with Agway the terms of a plan of reorganization. On October 11, 2002, the Creditors' Committee filed a motion seeking reconsideration of all the first day motions entered by the Bankruptcy Court on October 1, 2002. As part of its motion seeking reconsideration of all first day orders, the Creditors' Committee sought reconsideration of certain of the Company's employee compensation and benefit programs. Following lengthy negotiations between the Company and the Creditors' Committee, the Company filed a motion ("Compensation Motion") with the Court on March 7, 2003 requesting certain modifications to the Company's compensation programs for executives and certain other management employees. The Compensation Motion also provides that for employees who leave employment with Agway and are eligible to receive unused and accrued vacation payments, in general, unused and accrued vacation earned prior to October 1, 2002 will be treated as unsecured claims against Agway. The Compensation Motion is designed to result in an aggregate savings to Agway's estate. The Compensation Motion was approved by the Bankruptcy Court on May 9, 2003.

                    AGWAY INC. and CONSOLIDATED SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                             (Thousands of Dollars)


3.   CHAPTER 11 FILINGS (CONTINUED)

Exclusivity Period
On January 30, 2003, the Bankruptcy Court granted a motion by the Company to extend the exclusivity period for filing a plan of reorganization by 120 days to May 30, 2003. On May 27, 2003, the Bankruptcy Court granted a second motion by the Company to extend the exclusivity period for filing a plan of reorganization by 120 days to September 27, 2003. On September 30, 2003, the Bankruptcy Court granted a third motion by the Company to further extend the exclusivity period for filing a plan of reorganization by an additional 60 days to November 26, 2003. Finally, on November 20, 2003, the Bankruptcy Court granted a fourth motion by the Company to further extend the exclusivity period for filing a plan of reorganization. A 60-day extension was received with respect to all parties other than the Creditors' Committee to which the extension applied for only 30 days. The Bankruptcy Court considered a further extension with respect to the Creditors' Committee on December 18, 2003, so that now the exclusivity period with respect to all parties, including the Creditors' Committee, will be to January 25, 2004. The extension of the exclusivity period reserves the right under bankruptcy law for the Company to be the only party allowed to file a plan of reorganization with the Bankruptcy Court.

Retiree Committee
On August 8, 2003, the Bankruptcy Court approved Agway's motion requesting the appointment of a committee of retirees (the "Retiree Committee") who claim rights to benefits of the kind protected by section 1114 of the Bankruptcy Code (i.e., for medical, surgical or hospital care benefits, or benefits in the event of sickness, accident, disability or death) to act as the authorized representative of all such Agway retirees. We made that request at that time because, as part of our Chapter 11 Proceedings, decisions need to be made with respect to retiree benefits. There are four benefits that the Retiree Committee was asked to address: (1) the prescription drug program available to retirees age 65 and over, (2) the retiree "step down" life insurance program, (3) the retiree death benefit, and (4) the social security supplement provided to qualifying retirees between the ages of 55 and 65, which is designed to assist in defraying medical insurance premium expenses. The first two benefits are paid by Agway Inc. The last two benefits are paid by the Agway pension plan. Agway has reserved the right to modify or terminate these benefits. Among the options to be explored are (1) terminating the Agway-paid benefits and establishing replacement benefits under the Agway pension plan, (2) terminating or continuing the death benefit and/or the social security supplement, and (3) terminating all of these benefits. If terminated, some of these retiree benefits may trigger a bankruptcy claim on behalf of the participants. While no decisions have been made with respect to these retiree benefits, the Company, the Creditors'
Committee and the Retiree Committee continue to evaluate all of the options available with respect to these matters.

Reorganization Items
Under SOP 90-7, once a company has filed a petition to reorganize under the U.S. Bankruptcy Code, any revenues, expenses, interest income, realized gains and losses and provisions for losses directly resulting from the reorganization of the debtor are reported separately as reorganization items in its consolidated statement of operations, except for those required to be reported as discontinued operations. During the three-month period ended September 30, 2002, we incurred $2,200 in pre-petition reorganization expenses, which consist principally of professional service fees associated with pre-petition contingency planning, and which are recorded as selling, general and administrative activities in our statement of operations. During the post-petition period beginning October 1, 2002, through the nine months ended June 30, 2003, we incurred post-petition reorganization expenses of $30,400, which are disclosed as a separate line in our statement of operations, as required by SOP 90-7. The net cash used in reorganization efforts over the same period totaled $6,239 and related principally to services of Chapter 11 professionals (attorneys and financial advisors).

                    AGWAY INC. and CONSOLIDATED SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                             (Thousands of Dollars)


3.   CHAPTER 11 FILINGS (CONTINUED)

Reorganization Items (continued)

At this  stage,  we  cannot  predict  the  ultimate  impact  of the  Chapter  11
Proceedings on our financial condition and results of operations or on the ultimate distribution of assets under a plan of reorganization. However, we do know that until a plan of reorganization is developed and confirmed by the Bankruptcy Court and our creditors, we are prohibited from paying all pre-petition indebtedness, including principal, interest, and maturities on our outstanding debt securities and various other obligations or claims against the Company, such as pending litigation and environmental claims, without Bankruptcy Court approval. Accordingly, all maturities and related interest on subordinated debt contractually due after September 30, 2002 have not been paid. Treatment of our pre-petition obligations will be determined by the plan of reorganization that is ultimately confirmed by the Bankruptcy Court.

Certain reorganization costs were incurred for the year ended June 30, 2003. The components of the reorganization expense consist of the following:


                                                                                                     Nine Months
                                                                                                        Ended
                                                                                                    June 30, 2003
                                                                                                 ------------------
(1) Write-down of long-lived assets, intangibles and investments ..............................  $           10,800
(2) Professional services and Creditors' Committee fees........................................              10,700
(3) Change in workers' compensation insurance liability to an undiscounted basis...............               5,200
(4) Estimated severance costs..................................................................               3,700
(5) Other reorganization items (net of interest income of $200)................................                   0
                                                                                                 ------------------
       Total reorganization expense............................................................  $           30,400
                                                                                                 ==================


(1) In connection with the Company's April 2003 decision to explore the potential sale of, or other strategic opportunities with respect to, each of its remaining businesses and as a result of receiving market indications of the potential sales value of these remaining businesses, the Company recognized $1,700 of write-down of its long-lived assets, $2,700 of additional write-down in its carrying value of goodwill and other intangible assets, and has written down its other cooperative supplier investments by $6,400 to their estimated net realizable value as of June 30, 2003.

(2) Represents costs incurred for Chapter 11 professionals (attorneys and financial advisors) for both the Debtors and the Creditors' Committee and other costs incurred by the Creditors' Committee.

(3) Historically, the liability for the Company's workers' compensation component of the large deductible insurance programs has been settled over an extended period of time and the liability has been included in the Company's financial statements on a discounted basis. As a result of the Chapter 11 Proceedings, the settlement of these projected losses is expected to be accelerated, and thus, it is no longer appropriate to discount these liabilities as of June 30, 2003. The impact of not discounting these liabilities increased the Company's expense in 2003 by $5,200.

(4) In connection with the Company's April 2003 decision to explore the potential sale of, or other strategic opportunities with respect to, its remaining businesses as part of the bankruptcy reorganization, certain severance benefit costs were charged to reorganization expense. Of these costs, a total of $1,933 was allocated as an allowable charge to be paid by the Company's pension plan (see Note 7), and the remaining amount will be paid directly by the Company.

(5) Represents other miscellaneous costs that were incurred as a direct result of the Chapter 11 Proceedings, net of interest earned on cash and short-term investments.

                    AGWAY INC. and CONSOLIDATED SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                             (Thousands of Dollars)


3.   CHAPTER 11 FILINGS (CONTINUED)

Liabilities Subject to Compromise
As a result of the Chapter 11 Proceedings, substantially all pre-petition obligations of the Debtors are subject to compromise or other treatment as will be determined by the plan of reorganization that is ultimately confirmed by the Bankruptcy Court. These liabilities are reflected in the June 30, 2003 consolidated balance sheet as liabilities subject to compromise. Although actions to enforce or otherwise effect payment of pre-petition claims are generally stayed, as part of the first day orders and subsequent motions granted by the Bankruptcy Court, the Bankruptcy Court approved Debtors' motions to pay certain pre-petition obligations essential for the ongoing operation of the Debtors' business. Certain employee wages, benefits and reimbursements, which were approved for payment as a part of first day orders, have not been reflected as liabilities subject to compromise. The Debtors have been and intend to continue to pay undisputed post-petition claims of all vendors and suppliers in the ordinary course of business.

As of June 30, 2003, the Debtors have liabilities subject to compromise of $532,647. The major classifications of these liabilities subject to compromise are as follows:

Subordinated debt...............................................  $      423,058
Insurance liability.............................................          34,668
Post-retirement benefit liability...............................          22,495
Deferred compensation benefits..................................          14,269
Accounts payable - trade .......................................          12,800
Accrued liabilities - interest..................................           7,404
Customer advances ..............................................           2,447
Employee related liability......................................           2,392
Other accounts payable..........................................           2,093
Environmental and legal reserves................................           2,011
Long-term debt..................................................           1,713
Miscellaneous liabilities subject to compromise.................           7,297
                                                                  --------------
                                                                  $      532,647
                                                                  ==============

Certain of these liabilities, such as the insurance liability, post-retirement benefit liability, and certain of the deferred compensation benefits, are based on actuarial estimates, which approximate our best estimate of allowable claims, as described in Note 1. These and other estimated liabilities represent unliquidated claims in the Chapter 11 Proceedings which, when ultimately settled, may vary from amounts currently estimated.

Since the filing of the Chapter 11 Proceedings on October 1, 2002, contractual interest on liabilities subject to compromise (subordinated debentures) of approximately $22,500 was not accrued for in accordance with SOP 90-7 in the year ended June 30, 2003.

Claims Processing
Pursuant to Bankruptcy Rule 3003(c)(2), each person or entity that asserts a claim against the Debtors that arose prior to the petition date (October 1, 2002) and whose claim is not scheduled or whose claim is scheduled as disputed, contingent or unliquidated, must file a written proof of such claim. In a Bankruptcy Court order dated March 6, 2003, a "Bar Date" (i.e., the date by which a claim form must be received by the Debtors' claims agent) was set at May 30, 2003. The order also listed a number of claim types that do not require a proof of claim to be filed on or before the Bar Date. These claim types included, among others, claims related to an employment benefit held or asserted by an individual who was an employee as of October 1, 2002 or claims relating solely to an equity interest in Agway. In addition, a Bankruptcy Court order dated June 13, 2003 set October 2, 2003 as the Bar Date for indemnity claims against the Debtors (particularly for officers and directors) as a result of alleged conduct or events that occurred prior to October 1, 2002.

                    AGWAY INC. and CONSOLIDATED SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                             (Thousands of Dollars)


3.   CHAPTER 11 FILINGS (CONTINUED)

Claims Processing  (continued)
The Debtors filed documents called "Schedules" with the Bankruptcy Court listing what the Debtors believed to be the secured and unsecured debt of each of the Debtor entities. On March 17, 2003, the Debtors' bankruptcy claims agent mailed proof of claim forms, including the scheduled dollar amount and class (i.e., secured, unsecured, priority), to each of its unsecured creditors. To date, the Debtors have been reconciling the actual claims filed to the scheduled claim amount. Once the claims are reconciled, we will file a motion with the Bankruptcy Court for those claims we disagree with in order to request approval to modify the claim amount filed. Through December 19, 2003, adjustments recorded as a result of the claim reconciliation process have not been material.

Debtor Financial Statements
The unaudited condensed combined financial statements of the Debtors are presented below. These statements reflect the financial position, results of operations and cash flows of the combined debtor subsidiaries, including certain amounts and activities between Debtors and non-debtor subsidiaries of the Company which are eliminated in the consolidated financial statements.


                    Debtors' Condensed Combined Balance Sheet
                                                                   June 30, 2003
                                                                  --------------
Cash and cash equivalents.....................................    $       57,578
Short-term investments........................................            12,563
Trade notes and accounts receivable, net......................            33,664
Advances and other receivables................................             8,856
Inventories...................................................            13,399
Other current assets..........................................             4,694
                                                                  --------------
     Total current assets.....................................    $      130,754
Restricted cash...............................................            41,995
Net long-term investments, including investments
in subsidiaries of $92,598....................................            96,701
Properties and equipment, net.................................            20,746
Net pension asset.............................................           180,522
Other assets  ................................................            20,537
Intercompany operating advance receivable from Energy and
Telmark.......................................................            17,604
                                                                  --------------
     Total assets.............................................    $      508,859
                                                                  ==============

Current liabilities...........................................    $       13,778
Long-term liabilities.........................................             3,615
Liabilities subject to compromise.............................           532,647
                                                                  --------------
     Total liabilities........................................           550,040
Preferred stock...............................................            31,997
Common stock  ................................................             2,411
Accumulated other comprehensive loss..........................           (2,913)
Retained deficit..............................................          (72,676)
                                                                  --------------
     Total shareholders' deficit..............................          (41,181)
                                                                  --------------
         Total liabilities and shareholders' deficit..........    $      508,859
                                                                  ==============

                    AGWAY INC. and CONSOLIDATED SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                             (Thousands of Dollars)


3.   CHAPTER 11 FILINGS (CONTINUED)

Debtor Financial Statements (continued)

               DEBTORS' CONDENSED COMBINED STATEMENT OF OPERATIONS

                                                                                                     For the Period
                                                                                                     October 1, 2002
                                                                                                          Through
                                                                                                       June 30, 2003
                                                                                                     ----------------
Net sales and revenues.............................................................................  $      237,713
Operating costs and expenses (including $45,666 of asset impairment and pension curtailment).......         285,950
                                                                                                     --------------
Operating loss.....................................................................................         (48,237)
Other (expenses) revenues..........................................................................          (1,846)
Net interest (expense) income......................................................................           4,679
Reorganization expenses............................................................................         (30,352)
                                                                                                     ---------------
Loss from debtor continuing operations before income taxes.........................................         (75,756)
Tax benefit........................................................................................          (6,073)
                                                                                                     --------------
Loss from debtor continuing operations.............................................................         (69,683)
Equity earnings of continuing non-debtor subsidiaries..............................................          32,935
Loss from discontinued operations..................................................................         (38,779)
                                                                                                     --------------
Net loss ..........................................................................................  $      (75,527)
                                                                                                     ==============

               Debtors' Condensed Combined Statement of Cash Flows
                                                                                                      For the Period
                                                                                                      October 1, 2002
                                                                                                          through
                                                                                                       June 30, 2003
                                                                                                     ---------------
Net cash flows from (used in) continuing operations................................................  $      (61,482)
     Reorganization items (excluding non-cash charges of $24,113)..................................          (6,239)
                                                                                                     ---------------
Net cash flows from (used in) operating activities.................................................         (67,721)

Cash flows from (used in) investing activities:
     Purchases of property, plant and equipment....................................................          (2,402)
     Proceeds from disposal of property, plant and equipment.......................................             (61)
     Proceeds from disposal of businesses..........................................................          84,928
     Net purchase (sale) of other security investments.............................................              73
                                                                                                     --------------

Net cash flows from (used in) investing activities.................................................          82,538

Cash flows from (used in) financial activities:
     Net change in short-term notes payable........................................................         (30,233)
     Repayment of long-term debt...................................................................            (635)
     Maturity and redemption of subordinated debt..................................................            (452)
     Net change in capital leases..................................................................          (2,441)
     Cash dividend from Telmark....................................................................          65,032
                                                                                                     --------------

Net cash flows from (used in) financing activities.................................................          31,271

Net cash flows from (used in) discontinued operations..............................................           4,782
                                                                                                     --------------

Net increase (decrease) in cash and equivalents....................................................          50,870
Cash and equivalents at beginning of period........................................................           6,708
                                                                                                     --------------
Cash and equivalents at end of period..............................................................  $       57,578
                                                                                                      =============

                    AGWAY INC. and CONSOLIDATED SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                             (Thousands of Dollars)


4.   DISCONTINUED OPERATIONS

On March 6, 2002, the Company announced details of a comprehensive plan to divest four business operations: Telmark (the former Leasing segment), Agway Insurance Company (the principal operation within the former Insurance segment), and Agronomy and Seedway (formerly components of the Agriculture segment). After this plan was announced, as part of its ongoing strategic assessment of remaining Agway businesses, in June 2002, the Agway Board of Directors affirmed management's intentions to actively pursue a sale of Agway's sunflower business (an operation formerly included within the Country Products Group segment).

With the announcement of our March 6, 2002 restructuring plan, our ongoing strategic assessment, and our adoption of SFAS No. 144, we were required to separately report the combined results of businesses that we were taking steps to sell as discontinued operations for all periods reported and to immediately recognize any estimated losses directly related to the sales of those businesses. The results of operations of all discontinued businesses up to the date of sale are reported in the income statement, net of tax, in earnings
(loss) from operations of discontinued operations. The recognition of estimated losses directly related to the sales of these businesses is reported in the income statement, net of taxes, in gain (loss) on disposal of discontinued operations. The sales of these discontinued operations were completed at various dates on or prior to February 28, 2003. Through the period of sale, the total assets and total liabilities of these discontinued operations were separately reported on the face of the consolidated balance sheet as total assets and total liabilities of discontinued operations. After the respective date of sale, all assets and liabilities remaining after the sales transaction and wind-down activity after the sale date not directly related to the sales transaction are reported in the June 30, 2003 financial results as continuing operations.

As of June 30, 2003, the assets and liabilities remaining from the businesses previously reported as discontinued operations and included in continuing operations are as follows:

                                                                                                        June 30,
                                                                                                          2003
Residual Assets                                                                                      --------------
---------------
Cash and cash equivalents..........................................................................  $       14,519
Advances and other receivables (including notes receivable of $4,442, less allowance for doubtful
   accounts of $12,319)............................................................................           9,934
Lease receivable (less allowance for doubtful accounts of $2,762)..................................           3,007
Restricted cash....................................................................................           1,004
Net long-term investments..........................................................................          11,653
Property and equipment, net........................................................................           1,851
Other assets.......................................................................................           2,450
                                                                                                     --------------
     Total assets..................................................................................  $       44,418
                                                                                                     ==============

Residual Liabilities
--------------------
Other accounts payable.............................................................................  $          204
Telmark subordinated debt..........................................................................             416
Accrued and other liabilities......................................................................           8,474
Liabilities subject to compromise..................................................................           7,942
Operating advance with Agway.......................................................................          21,370
                                                                                                     --------------
     Total liabilities.............................................................................  $       38,406
                                                                                                     ==============

                    AGWAY INC. and CONSOLIDATED SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                             (Thousands of Dollars)


4.   DISCONTINUED OPERATIONS (CONTINUED)

The following is a summary of the total assets and total liabilities of discontinued operations as of June 30, 2002:

                                                                                      Restated
                                                                                      June 30,
                                                                                      2002
Discontinued Assets:                                                              --------------
     Cash.......................................................................  $        5,932
     Restricted cash............................................................           6,014
     Accounts receivable and notes receivable, net..............................         102,425
     Total lease receivables, net...............................................         716,499
     Inventories................................................................          42,909
     Prepaid and other current assets...........................................          50,729
     Marketable securities available for sale...................................          39,826
     Other security investments.................................................          41,483
     Property, plant and equipment..............................................          35,342
     Other assets...............................................................           7,710
                                                                                  --------------
         Total assets of discontinued operations................................  $    1,048,869
                                                                                  ==============
Discontinued Liabilities:
     Notes payable..............................................................  $      204,263
     Current portion of long-term debt..........................................         126,485
     Accounts payable...........................................................          22,909
     Other current liabilities..................................................         160,510
     Long-term debt.............................................................         258,569
     Other long-term liabilities................................................          28,878
                                                                                  --------------
           Total liabilities of discontinued operations.........................  $      801,614
                                                                                  ==============

For the businesses noted above that are reflected in discontinued operations, a summary of net sales and revenues (net of intercompany sales between the discontinued operations) and pre-tax operating results for the three years in the period ended June 30, 2003 are detailed below. A portion of the Company's interest expense has been allocated to discontinued operations based on the outstanding debt attributable to holding these discontinued operations.

The income statement items listed below are reported in the earnings from operations of discontinued operations and primarily represent the operating activity through the date of sale for each of the discontinued business units. Any remaining activity after the date of sale not directly related to the sales transaction is reported in continuing operations.

                                                                                Years Ended June 30,
                                                                  -------------------------------------------------
                                                                                       Restated          Restated
                                                                        2003             2002              2001
                                                                  --------------    -------------    --------------
Total sales and revenues........................................  $      112,293    $     373,686    $      441,029
Total cost and expenses.........................................         106,242          347,762           424,897
                                                                  --------------    -------------    --------------
Pre-tax income before interest and taxes........................           6,051           25,924            16,132
Interest expense allocated to discontinued operations...........          (2,526)         (12,515)          (10,971)
                                                                  --------------    -------------    --------------
Income from operations before income taxes......................           3,525           13,409             5,161
Income tax expense..............................................            (334)          (2,081)           (3,760)
                                                                  --------------    -------------    --------------
Earnings from discontinued operations...........................  $        3,191    $      11,328    $        1,401
                                                                  ==============    =============    ==============

                    AGWAY INC. and CONSOLIDATED SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                             (Thousands of Dollars)


4.   DISCONTINUED OPERATIONS (CONTINUED)

The loss on disposal of discontinued operations, net of tax, for the years ended June 30, 2003 and 2002 was comprised of the following:

                                                                                                        Restated
                                                                                        2003              2002
                                                                                    -------------    --------------
Impairment on long-lived assets and other reserves (see Note 1)...................  $     (23,203)   $      (71,633)
Direct costs of sale..............................................................         (7,308)          (17,121)
Benefit plans curtailment, settlement and other costs (see Note 7)................        (18,031)          (13,422)
                                                                                    -------------    --------------
Loss before income taxes..........................................................        (48,542)         (102,176)
Income tax benefit................................................................              0            17,800
                                                                                    -------------    --------------
Net loss on disposal of discontinued operations...................................  $     (48,542)   $      (84,376)
                                                                                    =============    ==============

The net loss on disposal of discontinued operations could be further adjusted (either increased or decreased) in future periods for changes experienced from the final resolution of the sale of the discontinued operations. See Note 10 for further explanation of commitments and contingencies regarding the discontinued operations.

                    AGWAY INC. and CONSOLIDATED SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                             (Thousands of Dollars)


5.   INVENTORIES

Inventories consist of the following:

                                                                                  June 30, 2003      June 30, 2002
                                                                                 --------------      --------------
Finished goods................................................................   $       24,122      $       26,646
Raw materials.................................................................              256                 955
Supplies .....................................................................            1,171               1,577
                                                                                 --------------      --------------
     Total inventories........................................................   $       25,549      $       29,178
                                                                                 ==============      ==============

6.   PROPERTIES AND EQUIPMENT

Properties and equipment, at cost, and capital leases (including, for June 30, 2002, leases with Telmark, a discontinued operation) consist of the following at:

June 30, 2003                                                    Owned               Leased             Combined
-------------                                                 -------------       -------------      --------------
Land and land improvements................................    $      14,121       $           0      $       14,121
Buildings and leasehold improvements......................           48,019               4,461              52,480
Machinery and equipment...................................          219,650                 573             220,223
Capital projects in progress..............................            1,022                   0               1,022
                                                              -------------      -------------      --------------
                                                                    282,812               5,034             287,846
Less: accumulated depreciation and amortization...........          184,305               4,226             188,531
                                                              -------------      -------------      ---------------

Properties and equipment, net.............................    $      98,507       $         808      $       99,315
                                                              =============       =============      ==============

                                                                 Restated                               Restated
June 30, 2002                                                     Owned               Leased            Combined
-------------                                                 -------------       -------------      --------------
Land and land improvements................................    $      12,450       $       2,613      $       15,063
Buildings and leasehold improvements......................           46,894              11,617              58,511
Machinery and equipment...................................          221,499               7,957             229,456
Capital projects in progress..............................            3,862                   0               3,862
                                                              -------------       -------------      ---------------
                                                                    284,705              22,187             306,892
Less: accumulated depreciation and amortization...........          173,333               6,606             179,939
                                                              -------------       -------------      ---------------
Properties and equipment, net.............................    $     111,372       $      15,581      $      126,953
                                                              =============       =============      ===============

Depreciation and amortization expense relating to properties and equipment (exclusive of impairment charges--see Note 1) amounted to approximately $14,928, $17,320 and $17,125 in fiscal 2003, 2002 and 2001, respectively. The range of useful lives on the Company's assets for buildings and leasehold improvements is 5 to 30 years and for machinery and equipment is 2 to 20 years. Capital projects in process are generally transferred to one of the other fixed assets categories upon their completion.

7.   RETIREMENT BENEFITS

Pension Plan
The Employees' Retirement Plan of Agway Inc. (the Plan) is a non-contributory defined benefit pension plan covering the majority of employees of Agway Inc. See Events Impacting Pension and Postretirement Retirement Benefits section of this Note for details on events and plan amendments impacting the plan during fiscal 2003 and 2002. The Plan's benefit formulae base payments on a pension equity formula. Generally, pension costs are funded annually at no less than the amount required by law and no more than the maximum allowed by federal income tax guidelines. Based on the overfunded status of the Plan, the Company had no funding requirements to the Plan during the three years ended June 30, 2003. The projected benefit obligation is based on the actuarial present value of the benefits that the participant would be entitled to at their expected retirement date.

                    AGWAY INC. and CONSOLIDATED SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                             (Thousands of Dollars)


7.   RETIREMENT BENEFITS (CONTINUED)

Pension Plan (continued)
The Plan has assets that exceed the benefit obligation by $55,939 as of June 30, 2003. As of June 30, 2003, the majority of the Plan's investments consist of U.S. government and agency securities, U.S. corporate bonds, U.S. and foreign equities, equity and bond funds and temporary investments (short-term investments in demand notes and money market funds). At June 30, 2003 and 2002, retirement plan assets included Agway debt securities with face values of $5,100. Face value was considered fair value for these securities while Agway had a practice of repurchasing such securities at face value. As described in
Note 9, effective June 14, 2002, the Company suspended its voluntary practice of repurchasing certain eligible Agway securities when presented prior to maturity. Furthermore, on October 1, 2002, Agway filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code. At present, fair value of Agway securities is not determinable, and it is not presently known when such fair value will be determined. Accordingly, the Plan continues to carry these assets at their stated value.

The funded status of the Plan has decreased by $93,860 from $149,799 at June 30, 2002 to $55,939 at June 30, 2003. The principal components of the change include an approximate $43,000 increase in benefit obligation as a result of the decrease in discount rate assumption, the actual return on Plan assets being $41,300 lower than the expected return on Plan assets, and $11,820 in recognized benefit obligation increases from Plan amendments, Plan curtailment charges, and the recognition of special termination benefits.

The following tables set forth the change in the Plan's benefit obligation and plan assets from the beginning to the end of each year presented, the Plan's funded status, and the amounts recognized in Agway's consolidated financial statements at June 30, 2003 and 2002 as a net pension asset.

                                                                                      2003                2002
                                                                                  -------------      --------------
Change in Benefit Obligation
----------------------------
Benefit obligation at beginning of year ........................................  $    373,573       $      333,134
Service cost (with interest)....................................................         6,943                9,309
Interest cost...................................................................        24,663               24,449
Actuarial loss .................................................................        52,046               21,936
Benefits paid...................................................................       (76,691)             (40,296)
Amendments (1)..................................................................         3,646               19,522
Curtailment (1).................................................................         3,000                5,519
Special termination benefits (1)................................................         5,174                    0
                                                                                  -------------      --------------
Benefit obligation at end of year...............................................  $    392,354       $      373,573
                                                                                  =============      ==============

Change in Plan Assets
---------------------
Fair value of plan assets at beginning of year..................................  $    523,372       $      566,809
Actual return on plan assets - income (loss)....................................         1,612               (3,141)
Benefits paid...................................................................       (76,691)             (40,296)
                                                                                  -------------      --------------
Fair value of plan assets at end of year........................................  $    448,293       $      523,372
                                                                                  =============      ==============

Funded Status
-------------
Funded status - plan assets in excess of benefit obligation.....................  $     55,939       $      149,799
Unrecognized prior service cost (1).............................................             0               20,660
Unrecognized net actuarial loss (2).............................................       124,583               53,190
                                                                                  -------------      --------------
Net pension asset...............................................................  $    180,522       $      223,649
                                                                                  =============      ==============

                    AGWAY INC. and CONSOLIDATED SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                             (Thousands of Dollars)


7.   RETIREMENT BENEFITS (CONTINUED)

Pension Plan (continued)
Pension (income) expense is reported separately on the face of the income statement, exclusive of the impacts directly related to the Company's non-qualified benefit equalization plan, discontinued operations, and the Company's reorganization. The total pension expense for the year ended June 30, 2003 is broken down as $23,163 in continuing operations, $18,031 in discontinued operations, and $1,933 included in reorganization expense. The total pension expense for the year ended June 30, 2002 has $10,231 of expense in discontinued operations and $4,202 of pension income in continuing operations. The pension income in 2001 is all reported in continuing operations. Net pension expense allocated to discontinued operations represented the impacts directly caused by the 2002 divestiture plans.

The components that comprise net pension (income) expense are summarized for each of the three years ended June 30, 2003 as follows:

Components of Net Pension Expense (Income)                         2003               2002                2001
------------------------------------------                    -------------       -------------      --------------
Service cost (with interest)................................  $       6,943       $       9,309      $        9,195
Interest cost...............................................         24,663              24,449              24,697
Expected return on plan assets..............................        (42,957)            (52,257)            (53,606)
Amortization of:
    Prior service cost......................................          1,974               2,416               3,491
    Actuarial gains and losses (2)..........................          2,380                   0                   0
Recognized curtailment loss (1).............................         24,317              10,231                   0
Amendment/settlement/vesting (1)............................         20,633              11,881                   0
Recognized special termination cost (1).....................          5,174                   0                   0
                                                              -------------       -------------      --------------
Net pension expense (income) ...............................  $      43,127       $       6,029      $      (16,223)
                                                              =============       =============      ==============

(1) See Events Impacting Pension and Postretirement Retirement Benefits section of this Note for details.

(2) The unrecognized net actuarial (gain) loss in excess of 10% of the greater of Plan assets or projected benefit obligation is recognized over the average remaining working lives of active plan participants, assumed to be approximately 11 years.

Weighted-Average Assumptions as of June 30                            2003                2002               2001
------------------------------------------                           ------             -------             -------
Discount rate...............................................          5.75%               7.00%               7.75%
Expected return on plan assets..............................          7.75%               9.00%               9.75%
Rate of compensation increase...............................          3.00%               4.50%               5.00%

As a result of pension plan curtailments occurring at the end of the third quarter in both fiscal 2003 and 2002 (as more fully described below), a remeasurement of the benefit obligation was completed at that time. In determining the benefit obligation, the weighted average discount rate used was 7.75% for fiscal 2001 and the period of July 1, 2001 through March 31, 2002. The rate used was 7.00% for the period of April 1, 2002 through June 30, 2002. The fiscal 2003 expense was calculated using a 7.00% discount rate for the period July 1, 2002 through March 31, 2003 and a 6.25% discount rate for the period April 1, 2003 through June 30, 2003. The obligations as of June 30, 2003 were calculated using a 5.75% discount rate.

                    AGWAY INC. and CONSOLIDATED SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                             (Thousands of Dollars)


7.   RETIREMENT BENEFITS (CONTINUED)

Impact on Pension Plan from Chapter 11
In connection with the Chapter 11 Proceedings, the Pension Benefit Guarantee Corporation (PBGC) has filed six $36,000 claims (one against each of the six Debtors) alleging underfunding of the Plan in the event the Plan is terminated. No decision has been made to terminate the Plan. If a decision is made to terminate the Plan, the funding status of the Plan will depend upon the market value of assets and the interest rates used to settle benefits at the time of plan settlement.

Given the potential disposition of the businesses as described in Note 3, we are exploring alternatives for the Plan. These alternatives include: (1) continuing the Plan, most likely with Agway Energy Group or its new owner as the plan sponsor or (2) terminating the Plan. As part of the Energy business offering, potential buyers were asked to consider sponsorship of the pension plan in their bids. The terms of the purchase agreement entered into by the winning bidder for the assets of the Agway Energy Group held by the Bankruptcy Court on December 18, 2003, does not include the sponsorship of the pension plan. While no decisions have been made about the pension plan, if a decision is made to terminate the plan, then to the extent the plan is funded, active employees will be entitled to the vested plan benefits they have earned, as will retirees and eligible former employees.

Postretirement Benefits
Agway provides postretirement medical benefits and life insurance to eligible retirees and their dependents. See Events Impacting Pension and Postretirement Retirement Benefits section of the Note for details on events and plan amendments impacting the plan during fiscal 2003 and 2002. Eligibility for benefits depends upon age and years of service. Substantially all of the current Company employees are not entitled to these benefits. The benefit obligation under these Agway postretirement benefit plans are general, unsecured obligations of the Company and are not funded. As of June 30, 2003, the accrued postretirement cost is included in liabilities subject to compromise. For 2002, the accrued postretirement benefit cost expected to be paid in the next year is included in other current liabilities while the remaining amount is included in other long-term liabilities. The following table sets forth the change in the postretirement plan's benefit obligation from the beginning to the end of each year presented, as well as the amounts recognized in Agway's consolidated financial statements at June 30, 2003 and 2002 as accrued postretirement benefit cost.

Change in Benefit Obligation                                                          2003                2002
----------------------------                                                      -------------      --------------
Benefit obligation at beginning of year.........................................  $      24,939      $       42,211
Service cost (with interest)....................................................             36                 649
Interest cost...................................................................          1,450               3,029
Estimated plan participant contributions........................................            524               1,000
Actuarial (gain) loss...........................................................         (6,655)              1,844
Benefits paid...................................................................         (3,452)            ( 5,283)
Amendment (1)...................................................................              -              (4,958)
Curtailments (1)................................................................              -              (2,125)
Settlement (1)..................................................................              -             (11,428)
                                                                                  -------------      --------------
Benefit obligation at end of year...............................................  $      16,842      $       24,939
                                                                                  =============      ==============

Plan assets.....................................................................  $           0      $            0

Unfunded Status
---------------
Unfunded status.................................................................        (16,842)            (24,939)
Unrecognized net actuarial (gain) loss (2)......................................         (5,653)                881
                                                                                  -------------      --------------
Accrued postretirement benefit cost.............................................  $     (22,495)     $      (24,058)
                                                                                  =============      ==============


                    AGWAY INC. and CONSOLIDATED SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                             (Thousands of Dollars)


7.   RETIREMENT BENEFITS (CONTINUED)

Postretirement Benefits (continued)
The total net periodic postretirement benefit expense for fiscal 2003 and 2001 is included in continuing operations. The total net periodic expense for fiscal 2002 has $3,200 of expense included in discontinued operations and $2,400 of net periodic income in continuing operations. The components that comprise net periodic postretirement benefit cost for the three years ended June 30, 2003 recognized in Agway's consolidated financial statements were as follows:

Components of Net Periodic Postretirement Benefit Cost               2003               2002                2001
------------------------------------------------------          -------------       -------------      --------------
Service cost (with interest).................................   $          36       $         649      $          668
Interest cost................................................           1,450               3,029               2,999
Amortization of:
    Transition obligation....................................               0               1,085               1,156
    Prior service cost.......................................               0                 114                 121
    Actuarial (gains) and losses (2) ........................            (121)                (36)                  0
Recognized curtailment loss (1)..............................               -               7,632                   0
Recognized settlement gain (1)...............................               -             (11,678)                  0
                                                                -------------       -------------      --------------

Net periodic postretirement expense..........................   $       1,365       $         795      $        4,944
                                                                =============       =============      ==============


(1) See Events Impacting Pension and Postretirement Retirement Benefits section of this Note for details.

(2) The unrecognized net actuarial gain (loss) in excess of 10% of the projected benefit obligation is recognized over the average remaining lives of retirees, assumed to be approximately 13.5 years. The significant unrecognized net actuarial gain experienced in fiscal 2003 resulted from a significant drop in the number of retirees participating in the over age 65 medical program. Effective January 1, 2003, the Company began charging a premium to retirees in order for them to continue to participate in this plan and many retirees elected not to continue with this program.

As a result of plan curtailments occurring at the end of the third quarter in both fiscal 2003 and 2002 (as more fully described below), a remeasurement of the benefit obligation was completed at that time. In determining the benefit obligation for expense purposes, the weighted average discount rate used was 7.75% for 2001 and the period of July 1, 2001 through March 31, 2002. The rate used was 7.00% for the period of April 1, 2002 through June 30, 2002. The 2003 expense was calculated using a 7.00% discount rate for the period July 1, 2002 through March 31, 2003 and a 6.25% discount rate for the period April 1, 2003 through June 30, 2003. The obligations as of June 30, 2003 were calculated using a 5.75% discount rate.

Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plans. However, for persons over age 65, Agway has a self-funded medical program limiting Agway's subsidy to a per month/per retiree basis. Additionally, as a result of postretirement plan amendments described below, effective January 1, 2003, the Company eliminated the pre-age 65 retiree medical benefits. As a result, there is no longer a medical trend on the benefits of this plan as all benefits under this plan will be on an average per month/per retiree basis.

Events Impacting Pension and  Postretirement  Retirement  Benefits
During fiscal 2003 and 2002, several events occurred that impacted the Company's pension and postretirement medical and life insurance benefit plans. The amendments listed below were all approved by Agway's Board of Directors.

                    AGWAY INC. and CONSOLIDATED SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                             (Thousands of Dollars)


7.   RETIREMENT BENEFITS (CONTINUED)

Events Impacting Pension and Postretirement Retirement Benefits (continued)

(a) On April 21, 2003, Agway Inc. outlined the steps it was planning to take in the Chapter 11 process by announcing that the Company would immediately begin exploring the potential sale of each of its remaining businesses while also exploring other strategic opportunities that could result in greater value for Agway creditors. Given the likely sale of each of the Company's remaining businesses, a curtailment of both the pension and postretirement plans occurred. A curtailment is defined as an event that significantly reduces the expected years of future service of active plan participants. Curtailment accounting requires that a loss be recognized in earnings when it is probable that a curtailment will occur and its effects are reasonably estimable. However, a gain is recognized in earnings when the related employees terminate. The pension curtailment resulted in a loss and the postretirement curtailment resulted in a gain.

     Thus, the impact of the above curtailment for the year ended June 30, 2003 is as follows:

                                                                                                Postretirement
                                                                                 Pension           Benefit
                                                                             --------------    ---------------
     Increase (decrease) in benefit obligation.............................  $        3,000    $            0
     Decrease in pension income/(decrease) in net periodic postretirement
       expense.............................................................  $       24,317    $            0

     In addition, the Company's Benefit Equalization Plan (BEP) also incurred a curtailment loss totaling $512, which increased net periodic benefit cost and did not significantly impact the BEP plan benefit obligation.

(b) On February 28, 2003, the divestiture plans described in footnote (c) below had been substantially completed. As a result of the large number of employees leaving the Company, pension benefit payments made out of the plan in 2003 increased significantly enough to trigger an acceleration of the recognition of certain amounts of the unrecognized net actuarial loss. A total of $19,618 of increased loss recognition is reflected in net pension expense in 2003 as a settlement cost. An additional pension expense and benefit obligation in 2003 was also reported to reflect the estimated cost of vesting otherwise non-vested employees and totaled $1,015 and is included as a part of the impact from plan amendments in 2003. Of the total settlement and vesting costs in 2003 of $20,633, $16,107 is reported in the loss on disposal of discontinued operations. The increased benefit obligation due to vesting, when combined with the increased obligation from the supplemental benefit noted in (g) below, constitutes the increase in benefit obligation in 2003 due to plan amendments.

(c) As noted earlier, on March 6, 2002, the Company announced a comprehensive plan to seek the sale of certain of its business operations. The sales of businesses that followed from this decision resulted in approximately 980 employees leaving the Company, which constitutes a curtailment of both the pension and postretirement plans. This results in curtailment losses for the year ended June 30, 2002 as follows:

                                                                                                Postretirement
                                                                                 Pension            Benefit
                                                                             --------------    ---------------
     Increase (decrease) in benefit obligation.............................  $        5,519    $      (2,125)
     Decrease in pension income/increase in net periodic postretirement
         expense...........................................................  $       10,231    $       3,191

     The curtailment loss charged to pension income and net periodic postretirement expense noted above has been reported in the loss on disposal of discontinued operations in the year ended June 30, 2002 (see Note 4).

     The postretirement benefit expense of $3,191, when combined with the curtailment noted in (d), totals the $7,632 recognized curtailment loss in the components of net periodic postretirement benefit costs in 2002.

                    AGWAY INC. and CONSOLIDATED SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                             (Thousands of Dollars)


7.   RETIREMENT BENEFITS (CONTINUED)

Events Impacting Pension and Postretirement Retirement Benefits (continued)

(c)  (continued)
     In addition, the Company's BEP incurred a curtailment from the above comprehensive business plan. A component of the curtailment was related to the incentive arrangements associated with the sale of businesses and was recognized as increases in BEP benefit obligation and net periodic benefit cost of $1,552 in 2003 as those incentives were recognized.

(d) The Company amended its postretirement benefit plans so that, effective July 1, 2002, the retiree life insurance benefit that provided a $4 death benefit to retirees was eliminated and effective January 1, 2003 the pre-age 65 retiree medical benefits were eliminated. These changes reduced the postretirement benefit obligation by $4,958 as of June 30, 2002 and resulted in a curtailment charge to recognize the impact on the projected benefit obligation and prior service costs, which increased the net periodic expense by $4,441 in the year ended June 30, 2002. A portion of these benefits were settled through the adoption in the pension plan of a social security supplement and additional death benefit (see (e) below). This resulted in an accounting settlement in the postretirement plans that reduced the postretirement benefit obligation by $11,428 and the net postretirement periodic expense by $11,678 for the year ended June 30, 2002.

(e) The Company amended the pension plan effective July 1, 2002, to create an ancillary benefit for certain retirees and eligible active employees that consists of a social security supplement and an additional death benefit. These changes result in a positive plan amendment that increased the benefit obligation under the plan by $18,939 and decreased pension income by $11,881 for the year ended June 30, 2002. In addition, the plan was amended to reflect legislated increases in benefit and pensionable compensation limits, resulting in an increase to the plan's benefit obligation by $583 as of June 30, 2002. This latter amendment resulted in a similar decrease in obligation to the Benefit Equalization Plan.

(f) Effective April 1, 2002, the Company amended the pension plan to add an "additional retirement benefit" to be paid to eligible participants who are involuntarily terminated from employment with the Company between April 1, 2002 and July 1, 2004 which is the result of a work force reduction as defined in the amendment. The benefit obligation varies and is based on a combination of a participant's weekly base pay and the participant's years of service. There were no significant obligations of the pension plan as of June 30, 2002 as a result of this amendment. Special termination benefits amounting to $5,174 were paid or accrued under this provision during the year ended June 30, 2003, of which $1,317 is reported in continuing operations, $1,924 is reported in the loss on disposal of discontinued operations, and $1,933 is reported in reorganization expense.

(g) Effective May 1, 2002, the Company amended the pension plan to add a qualified supplemental employee retirement benefit. Under the terms of this amendment, the Human Resources Committee of the Board of Directors of Agway may, at its discretion from time to time, direct non-discriminatory
     qualified  supplemental   retirement  benefits  initially  restricted  from
     payment by the pension plan, and otherwise payable from the Benefit Equalization Plan, to be paid by the pension plan. On August 1, 2002, the Human Resources Committee approved a non-discriminatory benefit that increased the pension benefit obligation by $2,631 and is included as part of the impact from plan amendments in 2003. Corresponding offsetting impacts occurred in the Company's Benefit Equalization Plan.

                    AGWAY INC. and CONSOLIDATED SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                             (Thousands of Dollars)


7.   RETIREMENT BENEFITS (CONTINUED)

Employees' Thrift Investment Plan
The Agway Inc. Employees' 401(k) Thrift Investment Plan is a defined contribution plan covering a substantial majority of employees of Agway and its subsidiaries. Under the plan, each participant may invest up to 15% of his or her salary, of which a maximum of 6% qualifies for an Agway matching contribution. Participant contributions are invested at the option of the participant in any combination of eight funds. Agway contributes, as a matching contribution, an amount of at least 10%, but not more than 50%, of each participant's regular contributions, as defined, up to 6% of his or her salary on an annual basis. Agway contributions, which are required by the plan to be invested in the Company Security Fund of the plan for years ended June 2003, 2002 and 2001 were approximately $400, $600 and $1,700, respectively. For the year ended June 30, 2001, the Board of Directors of Agway approved an additional match of 20% to supplement the minimum contribution level of 10%.

One of the eight funds is the Company Security Fund, which held Company debt securities and preferred stock totaling approximately $47,800 at face value as of June 30, 2003. To the Company's knowledge, Company securities do not currently have an established trading market. Face value was considered fair value for these securities while Agway had a practice of repurchasing such securities at face value. As described in Note 9, effective June 14, 2002, the Company suspended its voluntary practice of repurchasing certain eligible Agway securities when presented prior to maturity. Furthermore, on October 1, 2002, Agway filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code. Fair market value of Company securities is not presently determinable and it is not presently known when such fair market value will be determined. Since September 30, 2002, the Company has been prohibited from making dividend, interest, or principal payments, and no interest or dividends will accrue, on such securities due to the Company's Chapter 11 Proceedings. In addition, on June 14, 2002, all 401(k) plan participants' contributions to, transfers from, withdrawals from, and new loans based on amounts in the Company Security Fund were suspended. In addition, due to the suspension, certain 401(k) distributions subsequent to June 14, 2002 that come from the Company Security Fund have been postponed indefinitely. Even though the ultimate impact on the value of the Company Security Fund cannot be determined currently, it is likely that, as a result of the Company's Chapter 11 Proceedings, the value of the Company Security Fund has been adversely impacted and this impact could be material.

Benefit Equalization Plan
The Company also maintains a non-qualified,  unfunded benefit  equalization plan
(BEP) designed to provide thrift and pension benefits for employees whose normal benefits are reduced by limitations under the Employee Retirement Income Security Act (ERISA) and the Internal Revenue Code. Net benefit expense relating to the thrift component of the BEP, including the Company matching contributions, totaled approximately $50, $200 and $200 for the years ended June 2003, 2002 and 2001, respectively. The following table sets forth the change in the BEP pension benefit obligation, the plan's funded status, and the amounts recognized in Agway's consolidated financial statements at June 30, 2003 and 2002 as accrued benefit costs or accumulated other comprehensive income. In determining the actuarial present values of the projected benefit obligations of the pension component of this plan, in general, the same assumptions were used as those for the Company's qualified defined benefit pension plan as described under Pension Plan in this Note.

                                                                                                        Restated
Change in Benefit Obligation                                                          2003                2002
----------------------------                                                      -------------      --------------
Benefit obligation at beginning of year                                           $       9,086      $        9,692
Service cost (with interest)....................................................            364                 435
Interest cost...................................................................            153                 737
Actuarial (gain)/loss...........................................................          2,803                (678)
Benefits paid...................................................................            (72)               (517)
Amendments (1)..................................................................              0                (583)
Curtailment (1).................................................................          1,552                   0
Settlements (1).................................................................         (2,631)                  0
Additional benefits due to earned incentives....................................            164                   0
                                                                                  -------------      --------------
Benefit obligation at end of year...............................................  $      11,419      $        9,086
                                                                                  =============      ==============

                    AGWAY INC. and CONSOLIDATED SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                             (Thousands of Dollars)


7.   RETIREMENT BENEFITS (CONTINUED)

Benefit Equalization Plan (continued)

                                                                                                        Restated
                                                                                      2003                2002
                                                                                  -------------      --------------
Unfunded Status
---------------
Plan assets.....................................................................  $           0      $            0
Unfunded status.................................................................        (11,419)             (9,086)
Unrecognized prior service cost.................................................              0                 602
Unrecognized net actuarial (gain)/loss..........................................          3,727               1,979
                                                                                  -------------      --------------
Accrued benefit cost............................................................  $      (7,692)     $       (6,505)
                                                                                  =============      ==============

Amounts recognized in the statement of financial position consist of:

Accrued benefit liability.......................................................        (11,386)             (7,606)
Intangible asset................................................................              0                 602
Accumulated other comprehensive income..........................................          3,694                 499
                                                                                  -------------      --------------
Net amount recognized...........................................................  $      (7,692)     $       (6,505)
                                                                                  =============      ==============

Of the accrued benefit cost as of June 30, 2003, $6,970 is reported in liabilities subject to compromise and $722 is reported in continuing operations as post-petition liabilities. As of June 30, 2002, $6,505 is reported in continuing operations.

The components that comprise net periodic benefit cost for each of the three years ended June 30, 2003 were as follows:

                                                                                    Restated
Components of Net Periodic Benefit Cost                            2003               2002               2001
---------------------------------------                       -------------       -------------      ------------
Service cost................................................  $         364       $         435      $        244
Interest cost...............................................            153                 737               494
Amortization of prior service cost..........................             90                 173               167
Amortization of net actuarial (gain)/loss...................            166                 169                 0
Recognition due to settlement of liability..................         (1,742)                  0                 0
Recognition of prior service cost due to curtailment (1)....            512                   0                 0
Recognition of curtailment loss (1).........................          1,552                   0                 0
Recognition of additional benefits due to earned incentives.            164                   0                 0
                                                              -------------       -------------      ------------
Net periodic benefit cost...................................  $       1,259       $       1,514      $        905
                                                              =============       =============      ============

The amount of BEP net periodic benefit cost reported in the loss on disposal of discontinued operations totaled $1,552, $0, and $0 for 2003, 2002 and 2001, respectively.

(1) See Events Impacting Pension and Postretirement Benefits section of this Note, paragraphs (a), (c), (e), and (g).

                    AGWAY INC. and CONSOLIDATED SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                             (Thousands of Dollars)


8.   INCOME TAXES

Tax Provision
As a result of the 2002 divestiture plan as described in Notes 1 and 4, the Company's consolidated tax expense (benefit) for income taxes for the years ended June 30, 2002 and 2001 has been allocated between continuing and discontinued operations. For the year ended June 30, 2003, there is a current state tax provision for the earnings from operations of discontinued operations, and there is no deferred tax provision for discontinued operations since the changes in net deferred tax assets, comprised principally of net operating losses, have been fully offset by a valuation allowance.

The income tax expense (benefit) for the years ended June 30, 2003, 2002 and 2001 consists of the following:

                                                                                    Restated            Restated
Income tax expense (benefit):                                    June 2003          June 2002           June 2001
                                                              -------------       -------------      --------------
Continuing operations:
     Current:
         Federal............................................  $      (1,685)      $           0      $       (2,918)
         State..............................................            217                 368                (471)
     Deferred...............................................        (38,622)             (5,882)             (7,487)
     Increase in valuation allowance........................         40,008               7,318               1,514
                                                              -------------       -------------      --------------
                                                              $         (82)      $       1,804      $       (9,362)
                                                              ==============      =============      ==============
Discontinued operations:
     Current:
         Federal............................................  $           0       $          55      $        2,919
         State..............................................            334                 805               1,698
     Deferred...............................................              0             (31,292)               (857)
     Increase in valuation allowance........................              0              14,713                   0
                                                              -------------       -------------      --------------
                                                              $         334       $     (15,719)     $        3,760
                                                              =============       ==============     ==============

The effective income tax rate on earnings from continuing operations before income taxes differs from the federal statutory regular tax rate as follows:

                                                                                    Restated            Restated
                                                                 June 2003          June 2002           June 2001
                                                              -------------       -------------      --------------
Statutory federal income tax rate...........................         (34.0%)             (34.0%)             (34.0%)

Tax effects of:
     Impact from change in legal structure (1)..............           0.0                 0.0               (10.9)
     Adjustment to prior years' tax liabilities.............          (4.4)              (10.1)               (9.3)
     Valuation allowance (2)................................          38.4                55.8                 8.3
     State income taxes, net of federal benefit (3).........          (2.3)               (1.0)               (3.1)
     Nondeductible items (4)................................           2.4                 2.6                 1.5
     Other items............................................          (0.2)                0.4                (3.7)
                                                              -------------       -------------      --------------
         Effective income tax rate..........................          (0.1)%              13.7%              (51.2%)
                                                              =============       =============      ==============

(1) In June 2001, Agway simplified its corporate structure by merging Agway Financial Corporation and Agway Holdings Inc. into Agway Inc. effective July 1, 2001. The change in net deferred tax liabilities reflects the expected future tax rate from this structure.

(2)  See discussion below regarding valuation allowance.

(3) For state income tax purposes, Agway does not file combined income tax returns for all of its operations and is therefore unable to recognize the benefit of certain net operating losses incurred by subsidiaries.

(4) Nondeductible items are principally related to goodwill amortization and meal and entertainment expenses.

                    AGWAY INC. and CONSOLIDATED SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                             (Thousands of Dollars)


8.   INCOME TAXES (CONTINUED)

Deferred Taxes
During fiscal 2003, all discontinued operations were sold and remaining assets and liabilities were transferred to continuing operations. As a result, the June 30, 2003 net deferred tax balances are reported in continuing operations. Agway's consolidated net deferred tax balances and any valuation allowances for the year ended June 30, 2002 have been allocated between continuing and discontinued operations. On a consolidated basis, the Company has a valuation allowance on its gross deferred tax assets as of June 30, 2003 and 2002 of $63,553 and $23,545, respectively, due to the uncertainty of generating sufficient future taxable income to fully benefit from the deferred tax assets. The deferred taxes of discontinued operations are included in the assets and/or liabilities of discontinued operations as detailed in Note 4. The components of the deferred tax assets and liabilities for continuing operations were as follows:

                                                                                                       Restated
                                                                                    June 2003          June 2002
                                                                                  -------------      --------------
Deferred tax assets:
     Net operating loss (NOL) carryforward......................................  $      77,620      $       42,819
     Medical liabilities........................................................          8,524               8,790
     Other liabilities..........................................................          6,159               5,325
     Self-insurance reserves....................................................         12,164              11,961
     Alternative minimum tax (AMT) credit carryforward..........................          7,530               7,530
     Deferred compensation......................................................          5,675               5,038
     Inventory allowance........................................................          2,185               2,190
     Accounts receivable allowance..............................................          8,751               1,613
     Environmental liabilities..................................................          4,000               1,448
     Investment allowance.......................................................          2,319                   0
     Investment tax credit (ITC) carryforward...................................              0               1,185
                                                                                  -------------      --------------
         Gross deferred tax asset...............................................        134,927              87,899
              Less valuation allowance..........................................        (63,553)             (8,832)
                                                                                  -------------      --------------
                  Total net deferred tax assets.................................         71,374              79,067

Deferred tax liabilities:
     Pension assets.............................................................         64,952              80,469
     Excess of tax-over-book depreciation.......................................          6,079              12,547
     Prepaid medical expenses...................................................              0                 269
     Other assets ..............................................................            343                (726)
                                                                                  -------------      --------------
         Total deferred tax liability...........................................         71,374              92,559
                                                                                  -------------      --------------
              Net deferred tax liability........................................  $           0      $      (13,492)
                                                                                  =============      ==============

The continuing operations net deferred tax liability at June 30, 2003 and 2002 of $0 and $13,492, respectively, consists of a net current asset of $0 and $19,078 and a net long-term liability of $0 and $32,570, respectively. The total continuing operations gross deferred tax assets are partially offset by a valuation allowance of $63,553 and $8,832 at June 30, 2003 and 2002, respectively. The allowance at June 30, 2003 represents primarily the write-down to net realizable value of the net operating loss carry forward and the write-off of the charitable contributions carry forward and AMT tax credit. The allowance at June 30, 2002 represents the write-down to net realizable value of ITC carry forward expiring in 2003, charitable contributions carryforward that expire in 2002-2006, and the write-off of the AMT tax credit of $7,530 due to the uncertainty of sufficient future taxable income being generated to reasonably assure usage of those credits.

At June 30, 2003, the federal AMT credit can be carried forward indefinitely. The net operating loss (NOL) carryforward expires at various intervals between 2010 and 2023.

                    AGWAY INC. and CONSOLIDATED SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                             (Thousands of Dollars)


8.   INCOME TAXES (CONTINUED)

Deferred Taxes (continued)
For June 30, 2002, the components of the deferred tax assets and liabilities for discontinued operations were as follows:

                                                                                       Restated
                                                                                       June 2002
                                                                                     --------------
Deferred tax assets:
     Other liabilities.............................................................  $        7,164
     Self-insurance reserves.......................................................             175
     Deferred compensation.........................................................             475
     Inventory allowance...........................................................           1,816
     Accounts receivable allowance.................................................          14,419
     Environmental liabilities.....................................................             217
     Reserves for disposal of discontinued operations..............................          31,853
                                                                                     --------------
         Gross deferred tax asset..................................................          56,119
              Less valuation allowance.............................................         (14,713)
                                                                                     --------------
                  Total net deferred tax assets....................................          41,406


Deferred tax liabilities:
     Excess of tax-over-book depreciation..........................................             299
     Lease receivables.............................................................          24,231
     Other assets .................................................................           3,384
                                                                                     --------------
         Total deferred tax liability..............................................          27,914
                                                                                     --------------
              Net deferred tax asset...............................................  $       13,492
                                                                                     ==============

As of June 30, 2002, the total discontinued operations gross deferred tax assets are partially offset by a valuation allowance of $14,713 due to the uncertainty of generating future taxable income to fully benefit from the deferred tax assets.

9.   BORROWINGS

Notes Payable
As more fully described below, at June 30, 2003, Agway had available under its DIP Facility a $100,000 short-term line of credit, up to $85,000 of which can be used for letters of credit. As a result of the sale of certain assets as defined in the DIP agreement during the third quarter of fiscal 2003, the upper limit of the line of credit was decreased from $125,000 to $100,000. In October 2003, subsequent to the Company's fiscal year-end, the agreement was further amended (fourth amendment) reducing the commitment to $65,000, as more fully described below. At June 30, 2003, there were no outstanding borrowings on the line of credit, and the letters of credit issued totaled approximately $33,700 ($26,900 to support the Agway insurance programs and $6,800 to support business activities of the Company's operations).

                                                                          June 30, 2003           June 30, 2002
                                                                       -----------------         ---------------
Borrowings on line of credit.........................................  $               0         $        34,180
                                                                       =================         ===============
Weighted average interest rate.......................................           -                          5.89%
                                                                       =================         ===============

                    AGWAY INC. and CONSOLIDATED SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                             (Thousands of Dollars)


9.   BORROWINGS

Agway Senior Debt
As more fully described below, as a result of the Company's Chapter 11 Proceedings, the Agway Senior Debt Agreement ("Senior Debt") has been replaced by the DIP Facility. During the first quarter ended September 30, 2002, the Company had available under its Senior Debt an asset-based revolving line of credit for up to $150,000 pursuant to the terms of a credit agreement dated March 28, 2001 between Agway Inc., certain subsidiaries, and a syndicated group of lenders (the "Credit Agreement"). During the first quarter ended September 30, 2002, we sold the Agway Insurance Company and the Sunflower division of our CPG segment for gross proceeds of approximately $42,100, which had the impact of reducing the commitment level under the Senior Debt from $150,000 to $125,000. A variety of our assets, including the outstanding limited liability company membership interest of Telmark, collateralized the Senior Debt and currently collateralize the DIP Facility. Interest rates were determined, at Agway's discretion, as either prime rate plus 2.5% or the London Interbank Offered Rate (LIBOR) plus 4%. The Credit Agreement had a number of financial covenants which had restricted capital spending and required us to maintain minimum levels of earnings before interest, taxes, depreciation, and amortization (EBITDA), as defined in the Credit Agreement and minimum ratios of EBITDA to fixed charges and interest of Senior Debt. Prior to June 30, 2002, this Credit Agreement had been amended three times in response to violations of financial covenants. In connection with those amendments, those violations were waived and certain covenants were modified. As of September 30, 2002, Agway was in default under the Credit Agreement, and it was necessary to obtain a waiver regarding those covenant violations. Those covenant violations were permanently waived on November 14, 2002, and as a result, Agway no longer has any obligations under the Credit Agreement.

DIP Facility
On October 22, 2002, the Bankruptcy Court granted Agway and certain subsidiaries, including the non-debtor borrowers, approval to enter into an 18-month term DIP Facility of $125,000 with its existing lenders to fund working capital requirements of the Debtors during the Chapter 11 Proceedings, and to fund the working capital requirements of the non-debtor borrowers. As in the former Credit Agreement, interest rates are determined, at the option of Agway, as either prime rate plus 2.5% or the LIBOR plus 4%.

On December 3, 2002, Agway announced the completion of the sale of its Agronomy and Seedway business to GROWMARK Inc. for gross proceeds of approximately $57,000, which reduced to zero the outstanding revolving credit balance with our secured lender and provided $15,000 of cash collateral to support the Company's outstanding letters of credit as required per the terms of the DIP Facility.

The amount available to Agway under this DIP Facility is the lesser of the "collateral borrowing base" or, as of June 30, 2003, the $85,000 upper limit of the line of credit. The collateral borrowing base consists of certain of Agway's eligible (as defined in the DIP Facility) accounts receivable and inventory as well as the pledge of Agway's limited liability membership interest in Telmark and cash collateral of $15,000 at June 30, 2003 and of $38,165 as of December 19, 2003, or 108% of the maximum amount available to be drawn on outstanding letters of credit, as a result of the fourth amendment of the DIP Facility dated October 16, 2003. As of June 30, 2003, Agway had $66,300 available under the DIP Facility.

                    AGWAY INC. and CONSOLIDATED SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                             (Thousands of Dollars)


9.   BORROWINGS (CONTINUED)

DIP Facility (continued)
The DIP Facility has a number of financial covenants which restrict our capital spending and require us to maintain minimum levels of earnings before interest, taxes, depreciation, amortization, and restructuring charges (EBITDA), as defined in the agreement, as well as a maximum level of cash restructuring charges. As of March 31, 2003 and April 30, 2003, Agway was in violation of a financial covenant that requires Agway to meet a minimum level of EBITDA for the rolling 12-month periods ended March 31, 2003 and April 30, 2003. The Company recognized substantial continuing operations losses from the required adoption of a change in accounting for goodwill of $4,500, and in relation to the potential sale of its businesses, which included loss impairment on long-lived assets of $18,600 and pension charges of $24,300 from a curtailment of the pension plan. The Company has also incurred settlement charges related to its pension plan resulting from the amount of settlements incurred in the past year, including charges of $2,700 from its continuing operations. Without these losses, the Company met the required level of EBITDA. On May 19, 2003, the senior lenders waived the March 31, 2003 and April 30, 2003 covenant violation and amended the document (third amendment) to exclude the above losses from future financial covenant calculations of EBITDA.

In connection with its April 2003 decision to explore the sale of all its remaining businesses, the Company accrued additional costs in the fourth quarter ended June 30, 2003, including additional write-offs of long-lived assets, goodwill, and other intangible assets of $4,400, additional settlement charge related to its pension plan of $1,600, and amortization of actuarial losses in the pension plan of $2,300. Additional amortization of actuarial losses in the pension plan will be recognized in July through September 2003. Due to these additional costs, the Company was again in violation of the financial covenant that requires Agway to meet a minimum level of EBITDA for the rolling 12-month period ended June 30, 2003 as well as for the 12-month periods ended July, August, and September 2003. In addition, due to complications associated with the potential sale of businesses and the Chapter 11 Proceedings, the Company did not provide the senior lenders with an operating plan for fiscal 2004, which was required under the DIP Facility by July 31, 2003, or with an audited financial statement for fiscal 2003 which was required under the DIP Facility by September 30, 2003. On October 16, 2003, the senior lenders waived the covenant violation for the rolling 12-month periods ended June, July, August, and September 2003 and amended the document to eliminate the EBITDA financial covenant for future periods. The senior lenders also waived and eliminated the requirement for the operating plan and extended the reporting deadline for the audited financial statement to October 30, 2003. In addition to the waivers, the fourth amendment reduced the senior lenders' commitment to $65,000 and raised the cash collateral requirement for letters of credit obligations to 108% of the maximum amount available to be drawn on outstanding letters of credit. As a result of continued complications in completing the audited financial statements for fiscal 2003, Agway received a limited waiver as of October 31, 2003, from the senior lenders further extending this reporting deadline to November 30, 2003. As of December 17, 2003, Agway received a second limited waiver further extending this reporting deadline to December 31, 2003.

Agway's long-term debt consists of the following:

                                                                                                   Agway
                                                                                      -----------------------------
                                                                                         June 2003      June 2002
                                                                                      -------------  --------------
Long-term debt, excluding capital leases (a)......................................    $       1,588  $        1,772
Obligations under capital leases (b)..............................................                0          17,213
                                                                                      -------------  --------------
Total long-term debt .............................................................            1,588          18,985
Less: current portion.............................................................              178           1,842
                                                                                      -------------  --------------
                                                                                      $       1,410  $       17,143
                                                                                      =============  ==============

(a) Primarily represents secured property mortgage as well as other miscellaneous obligations. As of June 30, 2003, Agway is in violation of the minimum earnings covenant of the mortgage loan agreement, and on October 22, 2003, the mortgage lender waived this covenant violation.

(b) At June 30, 2002, obligations under capital leases are principally with Telmark, a discontinued operation of the Company. In fiscal 2003, with the sale of Telmark, the capital leases between Agway and Telmark were settled.

                    AGWAY INC. and CONSOLIDATED SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                             (Thousands of Dollars)


9.   BORROWINGS (CONTINUED)

Agway Subordinated Debt
Agway previously registered with the Securities and Exchange Commission (SEC) to offer debentures and money market certificates to the public. As previously disclosed, on March 6, 2002, the Company temporarily suspended its active capital raising efforts through the sale of Company securities pending the filing of certain financial information related to its decision to sell certain subsidiaries. However, due to the unexpected failed sale of Telmark in May 2002 and the related uncertainty caused by the failed sale, Agway did not recommence its active capital raising efforts through sales of securities even though the relevant financial information had been filed with the SEC on May 15, 2003. We do not expect to sell any additional securities in the near future, if at all.

The debentures and money market certificates are unsecured and subordinated to all senior debt of Agway. As a result of the Chapter 11 Proceedings, since October 1, 2002, payments of interest and maturities on these securities has been prohibited. Accordingly, all maturities and related interest on subordinated debt contractually due after September 30, 2002 have not been paid, and all of the outstanding Agway subordinated debt of $423,058 as of October 1, 2002 has been classified as liabilities subject to compromise and remains in liabilities subject to compromise at June 30, 2003.

Telmark Subordinated Debt
In accordance with the sale of substantially all of the assets of Telmark on February 28, 2003, Telmark paid all its outstanding long-term and short-term debt except for $45,500 of subordinated debt registered with the SEC. The subordinated debt was called effective March 31, 2003 and is payable thereafter upon proper presentation of securities by investors. As of June 30, 2003, Telmark debentures representing $45,100 of principal balance were surrendered to the Company and have been paid. Furthermore, as a result of these redemptions, Telmark has less than 300 debenture holders and Telmark filed a Form 15 on May 12, 2003 with the SEC in order to terminate its public reporting obligations. As a result, Telmark no longer files annual, quarterly, or other periodic reports with the SEC.

Agway and Telmark subordinated debt at June 30, 2003 and 2002 consists of the following:

                                                                     Agway (1)
                                                                    (Liability       Telmark (2)
                                                                    Subject to       (Continuing         Agway
                                                                    Compromise)      Operations)      Consolidated
                                                                  --------------    -------------    --------------
June 2003
---------
Subordinated money market certificates..........................  $      419,353    $           0    $      419,353
Subordinated debentures.........................................           3,705              416             4,121
                                                                  --------------    -------------    --------------
Total subordinated debt.........................................         423,058              416           423,474
Less current portion............................................               0              416               416
                                                                  --------------    -------------    --------------
                                                                  $      423,058    $           0    $      423,058
                                                                  ==============    =============    ==============

                                                                      Agway          Telmark (2)
                                                                  (Continuing       (Discontinued         Agway
                                                                  Operations)(1)     Operations)      Consolidated
                                                                  --------------    -------------    --------------
June 2002
---------
Subordinated money market certificates..........................  $      421,659    $           0    $      421,659
Subordinated debentures due in varying amounts and dates........           3,707           44,800            48,507
                                                                  --------------    -------------    --------------
Total subordinated debt.........................................         425,366           44,800           470,166
Less current portion............................................          36,917           12,820            49,737
                                                                  --------------    -------------    --------------
                                                                  $      388,449    $      31,980    $      420,429
                                                                  ==============    =============    ==============

                    AGWAY INC. and CONSOLIDATED SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                             (Thousands of Dollars)


9.    BORROWINGS (CONTINUED)

(1) Until a plan of reorganization is developed and confirmed by the Bankruptcy Court, Agway is prohibited (without Bankruptcy Court approval) from paying any pre-petition indebtedness, including principal, interest and maturities on all outstanding Agway subordinated debt. At June 30, 2003, the Agway subordinated debt is included in liabilities subject to compromise. The Agway subordinated debt has various stated amounts and maturity dates whose settlement will be indeterminable until the plan of reorganization is confirmed.

(2) In accordance with the sale of substantially all of the assets of Telmark on February 28, 2003, Telmark's subordinated debt was called and is being repaid. The remaining debt not yet redeemed has been reported in continuing operations as of June 30, 2003. As a result of the March 6, 2002 restructuring plan (see Note 4), Telmark's subordinated debentures are included in total liabilities of discontinued operations as of June 30, 2002.

10.   COMMITMENTS AND CONTINGENCIES

As of the October 1, 2002 bankruptcy petition date, substantially all pending litigation against the Debtors was stayed and, absent further order of the Bankruptcy Court, no party may take any action to recover on pre-petition claims against the Debtors. We cannot predict what action, if any, the Bankruptcy Court may take with respect to pending litigation. Litigation against the Company's non-debtor subsidiaries has not been stayed.

Insurance Coverage
Agway contracts with insurance companies for property and casualty coverage. The main casualty programs are workers' compensation, general liability and auto liability and an umbrella excess program that provides an additional layer of coverage above the primary liability policies. As of June 30, 2003, the actuarial estimate of the deductible claim liability for insured claims for Agway and its subsidiaries was $33,800. As of December 19, 2003, payments of these liabilities are currently secured by letters of credit of $25,800, surety bonds of $23,900 and cash deposits of $1,100. As of December 19, 2003, Agway has $53,600 in cash legally restricted to collateralize these letters of credit and surety bonds.

The Company uses various insurance companies to insure its primary casualty insurance risks as well as to obtain various umbrella/excess liability coverages. On October 3, 2001, the Commonwealth Court of Pennsylvania approved the petition of the Pennsylvania Insurance Commissioner for an Order of Liquidation for Reliance Insurance Company (RIC). Agway has obtained insurance coverage from RIC in various segments of its insurance programs since 1991. Presently, Agway has four claims which could be affected by this liquidation. Total covered amounts by RIC on these claims as of June 30, 2003 are estimated at $3,200. In addition, future claims could be affected by this liquidation. The liquidation statute establishes certain priorities for payment of claims. Direct policyholders are one of the top priorities for payment. To the extent, if any, RIC is unable to meet its claim obligations to its policyholders and other creditors, certain state insurance guarantee funds may provide additional sources of claim payments. The Company cannot at this time determine the ultimate outcome of this liquidation, its impact on outstanding and future claims against RIC policies held by Agway, or the impact on the Company's financial results. However, it is anticipated that due to the RIC liquidation, the Company, at a minimum, can expect delays in receiving cash settlement for claims outstanding under RIC policies and that we will not receive full value for such claims. Therefore, the Company has established a $1,500 allowance for loss on amounts reimbursable from RIC.

                    AGWAY INC. and CONSOLIDATED SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                             (Thousands of Dollars)


10.  COMMITMENTS AND CONTINGENCIES (CONTINUED)

Insurance Coverage (continued)
In July 2002, our surety bond provider ("Surety") issued cancellation notices relative to $23,900 of surety bonds supporting our insurance programs. This has no impact on our insurance coverage, but it does give our insurance carriers the right to demand payment of the collateral amount provided by the bonds from the issuer of the bonds. If our Surety chooses to pay cash to our insurers rather than reissue bonds, our Surety would have a right to make a claim against us for such amounts in the Chapter 11 Proceedings. It is our understanding that the Surety to date has paid or is in the process of paying demands from three of our insurers, totaling $2,321. One insurer has also made demand upon the Surety for its remaining bond value of $5,777. That same insurer has also drawn the full amount ($1,100) of the letter of credit that it held as additional collateral.

On January 29, 2003, the Surety filed a suit demanding $3,176 against Telmark, LLC and Energy segment businesses (Agway Energy Products, LLC, Agway Energy Services, Inc., and Agway Energy Services-Pa, Inc., collectively Agway Energy Group). The complaint alleges that these non-debtor subsidiaries of Agway are indemnitors, under an indemnity agreement signed by Agway Inc., of Agway's liability to the Surety in relation to the surety bonds against which demands are being made. Agway currently disputes this indemnification claim. It is too early to determine the outcome of this dispute and the impact, if any, on the financial statements. Agway's and these subsidiaries' anticipated claim losses are fully reserved by Agway and are included in liabilities subject to compromise. The resolution of this Surety's claim will determine, to some degree, the timing of when cash gets paid and how much gets paid relative to these claims. In connection with the finalization of the sale of substantially all of the assets of Telmark, Telmark has transferred $25,700 to Agway under terms of an account control agreement restricting use of those funds pending resolution of the Surety's claims against Telmark and AEP (see Note 1). Further, on November 4, 2003, the Agway Energy Group subsidiaries entered into an agreement with Telmark and the Surety whereby the Surety agreed to the assignment by the Agway Energy Group to Telmark of whatever liabilities Agway Energy Group may have under this indemnity.

Under a Settlement Agreement approved by the Bankruptcy Court on May 6, 2003, Agway and its current primary casualty program insurer reached an agreement whereby Agway would honor the financial obligations of payments within its deductible for insured claims occurring during the policy period from June 30, 2002 through September 30, 2002, subject to a maximum aggregate deductible obligation for the period of $2,500. When and if payments within the deductible exceed $2,500, our obligation to fund payments ends and the insurer becomes responsible for all additional payments and will seek recovery from the collateral provided by Agway. The insurer agreed to pay claims within the deductible for insured claims occurring in the policy periods from June 30, 2000 to June 30, 2002 and recover its payments from the collateral provided by Agway prior to its filing for bankruptcy. This insurer and the Surety also reached agreement to extend the $10,300 bond providing collateral for the policy periods beginning June 30, 2000 and ending June 30, 2003 to an expiration date of October 30, 2003. At October 30, 2003, an automatic renewal to October 30, 2004 occurred.

Note Receivable
The sale of the Company's former wholesale procurement and supply system was completed on July 31, 2000 and was paid for in part by a note receivable in the original amount of $13,300 that was due and payable January 2003. In connection with a refinancing of the obligor in December 2001, we agreed to extend the $12,500 remaining outstanding balance to August 12, 2003 under certain conditions. In connection with this agreement, we became a secured party in an intercreditor agreement with the obligor's bank group. In January 2003, the obligor renegotiated its entire financial obligations with its secured bank group and Agway Inc., extending the due date to October 31, 2003 of the bank and Agway debt. In September 2003, in connection with another refinancing of the obligor's entire financial obligations with its secured bank group and Agway Inc., the due date on the remaining outstanding balance was extended to October 31, 2004. The June 30, 2003 gross outstanding balance of $8,700 due Agway is included in other long-term assets on the balance sheet, net of a bad-debt reserve of $2,900. The collectibility of that note receivable is subject to the ongoing successful operation of the obligor or our ability, if necessary, to realize value from the security under the intercreditor agreement.

                    AGWAY INC. and CONSOLIDATED SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                             (Thousands of Dollars)


10.  COMMITMENTS AND CONTINGENCIES (CONTINUED)

Environmental
We are subject to various laws and governmental regulations concerning environmental matters. We expect to be required to expend funds to participate in the remediation of certain sites, including sites where we have been designated by the Environmental Protection Agency (EPA) as a potentially responsible party (PRP) under the Comprehensive Environmental Response, Compensation, and Liability Act (CERCLA) and at sites with underground fuel storage tanks. We will also incur other expenses associated with environmental compliance.

We are designated as a PRP under CERCLA or as a third party by the original PRPs in several Superfund sites. The liability under CERCLA is joint and several, meaning that we could be required to pay in excess of our pro rata share of remediation costs. As a result of the use and handling of hazardous substances in our normal operations, an unexpected environmental event or significant changes in environmental compliance requirements could have a material adverse impact on our financial condition and results of operations.

We continually monitor our operations with respect to potential environmental issues, including changes in legal requirements and remediation technologies. In connection with the exploration of sale of the Company's Energy business, during the first quarter of fiscal 2004, Agway Energy Group performed an environmental review of all of its properties. The review consisted of performing Phase I Environmental Site Assessments (ESAs), and at certain sites, groundwater and/or soil samples were analyzed for contamination. The Company's continuing operations environmental expense for the years ended June 30, 2003, 2002 and 2001 totaled approximately $6,800, $1,100 and $1,400, respectively. The timing of when the accrued remediation costs are expended will depend on the ultimate settlement of the Chapter 11 Proceedings.

Our recorded environmental liability in our financial statements reflects those specific issues where we believe remediation activities are likely and where we can estimate the cost of remediation. Estimating the extent of our responsibility for a particular site and the method and ultimate cost of remediation of that site require that we make a number of assumptions. As a result, the ultimate outcome of remediation of a site may differ from our estimates. However, we believe that our past experience provides us with a reasonable basis for estimating our liability. When we receive additional information, we adjust our estimates as necessary. While the Company does not anticipate that any such adjustment would be material to its financial statements, the result of ongoing and/or future environmental studies or other factors could alter this expectation and require that we record additional liabilities. We currently cannot determine whether we will incur additional liabilities in the future or, if we do, the extent or amount of such additional liabilities.

Net Pension Asset
The net pension asset on the balance sheet has been reported in accordance with SFAS No. 87 and SFAS No. 88. In connection with the likely sale of each of the Company's remaining businesses, presently unrecognized actuarial losses will be recognized as settlement losses upon the separation of employees and the settlement of the pension plan. From June 30, 2002 to June 30, 2003, decreasing long-term interest rates have increased the projected benefit obligations of the pension plan and the market value of pension plan assets has decreased, which materially increases unrecognized losses as of June 30, 2003. The ultimate settlement losses are expected to be material but depend upon market value of plan assets and interest rates at time of settlement.

                    AGWAY INC. and CONSOLIDATED SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                             (Thousands of Dollars)


10.  COMMITMENTS AND CONTINGENCIES (CONTINUED)

Indemnification
In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others," or FIN 45. FIN 45 elaborates on the existing disclosure requirements for most guarantees, including loan guarantees. It also clarifies that at the time a company issues a guarantee, the company must recognize an initial liability for the fair value, or market value, of the obligations it assumes under that guarantee. However, the provisions related to recognizing a liability at inception of the guarantee for the fair value of the guarantor's obligations does not apply to product warranties or to guarantees accounted for as derivatives.

The following is a summary of our agreements that we have determined are within the scope of FIN 45. When we sell certain assets or we sell the stock or substantially all of the assets and liabilities of a business, we enter into agreements whereby we agree to indemnify the buyers with respect to provisions of the agreement and representations made in the agreement. Depending upon the nature of the provision or the representations made, the term of the indemnification can be for a period of time fixed in the agreement, fixed by relevant statute of law, or may be for an indefinite term. The maximum potential amount of future payments differs by agreement and by provision or representation within the agreement and, in some cases, is not limited. We recognize the liability at the inception of the indemnity for the estimated fair value of the obligation assumed. As of June 30, 2003, liabilities totaling approximately $9,000 have been recorded relating to indemnification provisions of businesses sold. In addition, the Agway Energy Group has residual value guarantees associated with certain of its operating leases, related primarily to transportation equipment, with remaining lease periods scheduled to expire periodically through 2009. Upon completion of the lease period, the Agway Energy Group guarantees that the fair value of the equipment will equal or exceed the guaranteed amount, or the Agway Energy Group will pay the lessor of the difference. The maximum potential amount of aggregate future payments the Agway Energy Group could be required to make under these leasing arrangements, assuming the equipment is deemed worthless at the end of the lease term, is approximately $3,600.

In addition, as permitted under Delaware law, we have agreements whereby we indemnify officers and directors for certain events or occurrences while the officer or director is, or was, serving at our request in such capacity. The term of the indemnification period is for the officer's or director's lifetime. The maximum potential amount of future payments we could be required to make under these indemnification agreements is unlimited; however, we have a director and officer insurance policy, and a fiduciary insurance policy that reduces our exposure and any exposure beyond the insurance coverage is subordinate to other unsecured claims. The Company may have to indemnify the individuals pursuant to agreements between the Company and its officers and directors in the following matters. It is premature to determine the extent of loss, if any, the Company will incur with regard to these matters.

Security Holders' Action
An action was brought on or about May 12, 2003, and amended on September 25, 2003, by certain company security holders against the Company's former President and Chief Executive Officer, Donald P. Cardarelli, the Company's Chief Financial Officer, Peter J. O'Neill, and the Company's independent certified public accountants, PricewaterhouseCoopers, LLP, alleging among other things that the characterization of the financial condition of the Company in the annual reports for the fiscal years ended June 30, 2001 and June 24, 2000 is in violation of the Securities Act of 1933. The suit is being heard in the United States District Court for the Northern District of New York. The complaint seeks the recovery of damages for the class members and attorney fees.

                    AGWAY INC. and CONSOLIDATED SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                             (Thousands of Dollars)


10.  COMMITMENTS AND CONTINGENCIES (CONTINUED)

Thrift Plan Fiduciary Action
During August 2002, Agway's Thrift Plan Committee engaged State Street Bank & Trust Company ("State Street") to serve as independent fiduciary for the Company Security Fund ("Fund"), an investment option under the Agway Inc. Employees' 401(k) Thrift Investment Plan ("Thrift Plan"). On August 26, 2003, State Street filed a civil Complaint in the United States District Court for the Northern District of New York against certain former and current members of Agway's Board of Directors, the Employee Benefit Plans Investment Committee (EBPIC) and the
Employee Benefit Plans Administration Committee (EBPAC). Also named as defendants are Boston Safe Deposit & Trust Company (the Plan Trustee) and
PricewaterhouseCoopers LLP (the Plan's auditors). State Street alleges among other things that Agway securities were improperly purchased and held by the Company Security Fund at face value, that the "fair market value" of the Agway securities was substantially lower, that the resulting "overpayment" by the Thrift Plan for these Agway securities thereby constituted a prohibited transaction under ERISA, and that the Thrift Plan fiduciaries should not have continued to purchase and hold Agway securities in the Fund at or after some unspecified point in time when, State Street alleges, Agway's financial condition rendered these securities an unreasonable and imprudent investment option for the Thrift Plan. Although unspecified in the complaint, the period of alleged activities appears to be 1997 to 2002. The complaint seeks recovery of damages, to have the class certified as class representatives, and award of attorney fees. The Company believes that the actions taken by the Board of Directors, EBPIC and EBPAC have been reasonable and prudent and such actions will be vigorously defended in this case.

DOL Investigation
The United States Department of Labor (DOL) is conducting an investigation of the Thrift Plan and the Employees' Retirement Plan of Agway Inc. ("Pension Plan"). In February 2003, the DOL issued document subpoenas to the Company and to the Thrift Plan Committee. In June 2003, the DOL also issued a subpoena seeking certain documents and records in connection with the DOL's investigation of the Pension Plan. The Company and the Thrift Plan Committee have produced documents responsive to the subpoena to the DOL. Subsequent to June 30, 2003 the DOL has taken depositions of certain current and former employees of the Company who may have or who may have had responsibilities for certain duties related to the Thrift and Pension Plans. The DOL investigation is continuing and the Company continues to cooperate with the DOL. No formal charges have been filed by the DOL. In October 2003, the DOL contacted the Company and indicated they are considering bringing an action against current and former directors and employee benefit committee members. The DOL requested and all of these individuals have signed a "tolling agreement," which is an agreement that protects the DOL against the expiration of the statute of limitations while the DOL considers its actions. The Company believes that the actions taken by the current and former directors and employee benefit committee members have been reasonable and prudent and will be vigorously defended if the DOL would decide to bring an action against them.

Other
Agway is also subject to various investigations, claims, and legal proceedings covering a wide range of matters that arise in the ordinary course of its business activities and which may arise due to the Chapter 11 Proceedings. Each of these matters is subject to various uncertainties, and it is possible that some of these matters may be resolved unfavorably to Agway. Agway has established accruals for matters for which payment is probable and amounts reasonably estimable. Management believes any liability that may ultimately result from the resolution of these matters has been adequately reflected in these accruals. However, given the uncertainty with respect to resolution in bankruptcy, the ultimate resolution may have a material adverse effect on the results of operations, financial position, or liquidity of Agway.

Agway rents or leases a variety of equipment, vehicles, and building space under operating leases. Rent expense for the years ended June 30, 2003, 2002 and 2001 was approximately $12,200, $12,500 and $12,400, respectively. Future minimum payments under non-cancelable operating leases are approximately $5,300, $3,800, $3,000, $1,500 and $600 for the years ending June 2004 through 2008, respectively, and approximately $200 thereafter. Agway continues to pay under these leases as executory contracts under the Chapter 11 Proceedings. However, the Company will decide to either assume or reject these leases upon the completion of the Chapter 11 Proceedings, and therefore, the actual minimum payments could be materially different from the contractual amounts disclosed above.

                    AGWAY INC. and CONSOLIDATED SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                             (Thousands of Dollars)


11.  PREFERRED STOCK

Values are whole numbers except where noted as (000s).

                                                                      Preferred Stock
                                      ---------------------------------------------------------------------------
                                                          Cumulative
                                      --------------------------------------------------   Honorary
                                          6%           8%            8%           7%        Member       Amounts
                                       Series A     Series B     Series B-1    Series C    Series HM     in 000s
                                      -----------  -----------  -----------  -----------  -----------   ---------
Par Value...........................  $       100  $       100  $       100  $       100  $        25
                                      ===========  ===========  ===========  ===========  ===========
Shares Authorized...................      350,000      250,000      140,000      150,000       80,000
                                      ===========  ===========  ===========  ===========  ===========
Shares Outstanding:
   Balance June 2000................      123,320      232,745       18,010       22,252        2,484   $   39,695
     Issued (redeemed), net.........      (10,475)      (2,047)           0       (8,371)        (116)      (2,092)
                                      -----------  -----------  -----------  -----------  -----------   ----------
   Balance June 2001................      112,845      230,698       18,010       13,881        2,368   $   37,603
     Issued (redeemed), net                (6,573)     (26,687)     (16,897)      (5,272)         (93)      (5,546)
                                      -----------  -----------  -----------  -----------  -----------   ----------
   Balance June 2002................      106,272      204,011        1,113        8,609        2,275   $   32,057
     Issued (redeemed), net                  (504)         (78)           0          (21)          10          (60)
                                      -----------  -----------  -----------  -----------  -----------   ----------
   Balance June 2003................      105,768      203,933        1,113        8,588        2,285   $   31,997
                                      ===========  ===========  ===========  ===========  ===========   ==========

                                                                      Preferred Stock
                                      ---------------------------------------------------------------
                                                          Cumulative
                                      --------------------------------------------------    Honorary
                                          6%           8%            8%           7%         Member
                                       Series A     Series B     Series B-1    Series C     Series HM
                                      -----------  -----------  -----------  -----------  -----------
Annual Dividends Per Share:
   June 2001........................  $     6.00   $     8.00   $     8.00   $     7.00   $     1.50
   June 2002........................  $     6.00   $     8.00   $     8.00   $     7.00   $     1.50
   June 2003........................           *            *            *            *            *

Shares Held in Treasury (purchased
 at par value):
   June 2001........................     237,155       19,302      121,990      136,119        1,331
   June 2002........................     243,728       45,989      138,887      141,391        1,436
   June 2003........................     244,232       46,067      138,887      141,412        1,439

*While in Chapter 11, the Company is precluded from paying dividends on common, preferred and honorary member preferred stock. Had the Company not filed under Chapter 11 and had the Board of Directors declared dividends at the stated rates for the year ended June 30, 2003, the amount of preferred dividends declared for the period would have totaled $2,339.

There are 10,000 shares of authorized preferred stock undesignated as to series, rate, and other attributes. The Series A preferred stock has priority with respect to the payment of dividends. The Series HM preferred stock may be issued only to former members of Agway and no more than one share of such stock may be issued to any one person. The preferred stock has no pre-emptive or conversion rights.

Agway historically had a voluntary practice of repurchasing, at par, preferred stock when presented by holders to the Company for repurchase, subject to Board of Directors' approval. However, we were under no obligation to repurchase preferred stock when presented to us, we retained the right to stop or suspend this practice at anytime, and we could be required to stop or suspend this practice if the conditions of our primary credit agreement with a syndicated group of lenders were not satisfied. Effective June 14, 2002, we suspended this practice due to the financial condition of the Company at that time, and the uncertainty of the amount and timing of proceeds from our planned divestiture of certain business operations as further described in Note 4. Further, as a result of the Chapter 11 Proceedings discussed in Note 3, since October 1, 2002, repurchase of preferred stock by the Company is prohibited. Preferred stock is subordinate to the rights of other creditors of Agway, including holders of subordinated debt, and has priority only over common stockholder's equity interest.

                    AGWAY INC. and CONSOLIDATED SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                             (Thousands of Dollars)


12.   FINANCIAL INFORMATION CONCERNING SEGMENT REPORTING

As of June 30, 2003, Agway reports its continuing operations principally in three business segments as follows:

(1) AGRICULTURE engages in the manufacturing, processing, marketing, and direct distribution of various animal feeds, and farm supplies and services for its farmer-members and other customers primarily in the northeastern United States and Ohio.

(2) COUNTRY PRODUCTS GROUP engages in the processing and distributing of a variety of fresh produce directly to consumers, retailers, wholesalers and processors. Country Products Group also is involved in the exploration and development of new technologies to benefit agricultural and food businesses.

(3) ENERGY operates a full-service energy company which sells and delivers fuel oil, kerosene, propane, gasoline and diesel fuel and which markets and services heating, ventilation and air-conditioning equipment, as well as marketing natural gas and electricity where deregulation makes that possible.

Total sales and revenues of each industry segment includes the sale of products and services to unaffiliated customers, as reported in the Agway consolidated statements of operations, as well as sales to other segments of Agway which are competitively priced.

The Other  category  within  the  summary  of  business  segments  includes  net corporate expenses, pension income (expense) from continuing operations, intersegment eliminations and interest and, for June 2003, also includes residual activity and assets of businesses sold under discontinued operations. Residual operating activity was not material, and residual assets amounted to $44,400. Total assets in the Other column for June 2002 and 2001 consist principally of discontinued assets, as detailed in Note 4, and for all years presented also includes other corporate assets, including the pension asset.

                    AGWAY INC. and CONSOLIDATED SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                             (Thousands of Dollars)


12.  FINANCIAL INFORMATION CONCERNING SEGMENT REPORTING (CONTINUED)

                                                                    Country
                                                                   Products
Year ended June 2003                                 Agriculture     Group       Energy        Other     Consolidated
--------------------                                 -----------  ---------     --------     ----------   ------------
Net sales and revenues to unaffiliated customers...  $ 226,911    $ 100,929     $ 686,555    $     350    $  1,014,745
Intersegment sales and  revenues...................          0        2,846            50       (2,896)              0
                                                     -----------  ---------     ---------    ----------   ------------
     Total sales and revenues......................  $ 226,911    $ 103,775     $ 686,605    $  (2,546)   $  1,014,745
                                                     ===========  =========     =========    ==========   ============


Operating earnings (loss)(1).......................  $ (20,872)   $   1,158     $  31,035    $ (33,982)   $    (22,661)
Interest expense...................................     (4,257)        (936)       (6,068)       3,756          (7,505)
Interest income....................................      1,590            0         1,054        1,142           3,786
Other income, net..................................      1,444          393         1,243         (908)          2,172
                                                     ---------    ---------     ---------    ----------   ------------
Earnings (loss) from continuing operations before
   reorganization expense and income taxes             (22,095)         615        27,264    $ (29,992)        (24,208)
Reorganization items...............................          0       (4,366)            0      (25,986)        (30,352)
                                                     ---------    ---------     ---------    ----------   ------------
Earnings (loss) from continuing operations before
 income taxes                                        $ (22,095)   $  (3,751)    $  27,264    $ (55,978)   $    (54,560)
                                                     =========    =========     =========    ==========   ============

Total assets.......................................  $  52,220    $  21,074     $ 166,229    $ 339,073    $    578,596
Depreciation and amortization......................      4,672        2,466         6,863        1,500          15,501
Capital expenditures...............................      1,732          127        10,151            9          12,019

                                                                    Country
                                                                   Products
Restated Year ended June 2002                        Agriculture     Group       Energy        Other       Consolidated
-----------------------------                        -----------  ---------     --------     -----------   ------------
Net sales and revenues to unaffiliated customers...  $ 229,604    $ 135,985     $ 534,925    $       506   $    901,020
Intersegment sales and  revenues...................          0        4,108           129         (4,237)             0
                                                     ---------    ---------     ---------    -----------   ------------
   Total sales and revenues........................  $ 229,604    $ 140,093     $ 535,054    $    (3,731)  $    901,020
                                                     =========    =========     =========    ===========    ============

Operating earnings (loss)(2).......................  $  (4,594)   $  (2,183)    $  19,226    $    (6,396)  $      6,053
Interest expense...................................     (5,164)      (1,431)       (6,263)       (11,605)       (24,463)
Interest income....................................      2,102           16           746            564          3,428
Other income, net..................................      1,064          (79)          783             90          1,858
                                                     ---------    ----------    ---------    -----------   ------------
Earnings (loss) from continuing operations before
 income taxes                                        $  (6,592)   $  (3,677)    $  14,492    $   (17,347)  $    (13,124)
                                                     =========    ==========    =========    ===========   ============

   Total assets....................................  $  74,877    $  35,714     $ 153,956    $ 1,309,882   $  1,574,429
Depreciation and amortization......................      6,020        4,344         7,375          1,378         19,117
Capital expenditures...............................      1,761          820         5,886            200          8,667

                                                                    Country
                                                                   Products
Restated Year ended June 2001                        Agriculture     Group       Energy        Other       Consolidated
-----------------------------                        -----------  ----------    ---------    -----------   ------------
Net sales and revenues to unaffiliated customers...  $ 252,130    $ 158,706     $ 723,770    $       634   $  1,135,240
   Intersegment sales and  revenues................        916        3,721           691         (5,328)             0
                                                     ---------    ----------    ---------    -----------   ------------
     Total sales and revenues......................  $ 253,046    $ 162,427     $ 724,461    $    (4,694)  $  1,135,240
                                                     =========    =========     =========    ===========   ============

Operating earnings (loss)(3).......................  $ (12,189)   $ (11,708)    $  24,677    $    (4,216)  $     (3,436)
Interest expense...................................     (5,551)      (2,305)       (6,793)       (10,259)       (24,908)
Interest income....................................      3,631           68         1,382          1,105          6,186
Other income, net..................................          6          959         2,904             20          3,889
                                                     ---------    ---------     ---------    -----------   ------------
Earnings (loss) from continuing operations before
 income taxes                                        $ (14,103)   $ (12,986)    $  22,170    $   (13,350)  $    (18,269)
                                                     =========    =========     =========    ===========   ============

Total assets.......................................  $  90,057    $  43,185     $ 185,826    $ 1,322,037   $  1,641,105
Depreciation and amortization......................      5,556        2,404         9,190          1,714         18,864
Capital expenditures...............................      3,102          903        10,974            688         15,667

(1) Agriculture segment operating loss includes $21,349 of impairment of long-lived assets (see Note 1). The Other category loss includes pension curtailment loss of $24,317 (see Note 7).
(2) Agriculture segment operating loss includes $1,592 of impairment of long-lived assets.
(3) Agriculture segment operating loss and Country Products Group operating loss include $396 and $1,897, respectively, of impairment of long-lived assets (see Note 1).

                    AGWAY INC. and CONSOLIDATED SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                             (Thousands of Dollars)


13.  OTHER INCOME (EXPENSE)

The components of other income (expense) for the years ended June 30, 2003, 2002 and 2001 are summarized below:

                                                                   2003               2002                2001
                                                              -------------       -------------      --------------
Rent and storage revenue....................................  $       1,568       $         501      $          466
Loss on disposition of other security investments...........            (12)               (385)               (509)
Other, net..................................................            616               1,742               3,932
                                                              -------------       -------------      --------------
                                                              $       2,172       $       1,858      $        3,889
                                                              =============       =============      ==============

14.      SUPPLEMENTAL DISCLOSURES ABOUT CASH FLOWS

The supplemental cash flow information for the years ended June 2003, 2002 and 2001 are summarized below:

                                                                                   Year Ended
                                                              -----------------------------------------------------
                                                                   2003               2002                2001
                                                              -------------       -------------      --------------
Additional disclosure of operating cash flows:
     Cash paid during the year for:
         Interest...........................................  $      21,700       $      25,337      $       25,981
                                                              =============       =============      ==============
         Income taxes.......................................  $         430       $         970      $          290
                                                              =============       =============      ==============

Additional disclosure for non-cash investing and financing activities:

     Dividends declared but unpaid at fiscal year-end.......  $           0       $       1,307      $        1,521
                                                              =============       =============      ==============
     Note receivable from sale of business..................  $           0       $           0      $       12,522
                                                              =============       =============      ==============
     Capital lease obligations..............................  $           0       $       4,600      $       18,900
                                                              =============       =============      ==============

15.  FINANCIAL AND COMMODITY INSTRUMENTS

Fair Value
Carrying amounts of trade notes and accounts receivable, financial instruments included in other assets and other liabilities, notes payable, and accounts payable approximate their fair values because of the short-term maturities of these instruments. The fair value of Agway's long-term debt is estimated based on discounted cash flow computations using estimated borrowing rates available to Agway ranging from 5.5% to 9.75% in fiscal 2003 and 2002.

The carrying amounts and estimated fair values of Agway's significant financial instruments held for purposes other than trading at June 30, 2003 and 2002 were as follows:

                                                         2003                                   2002
                                          ---------------------------------       ---------------------------------
                                             Carrying              Fair             Carrying              Fair
Liabilities:                                  Amount               Value             Amount               Value
                                          -------------       -------------       -------------      --------------
Long-term debt (excluding capital leases) $       1,588       $       1,724       $      1,772       $        1,819
Subordinated debentures:
      Agway.............................  $     423,058       $         (1)       $    425,366       $           (1)
      Telmark...........................  $         416       $         416       $     44,800(2)    $       46,293

(1) Fair value of Agway subordinated debentures is not determinable. As described in Note 9, effective June 14, 2002, the Company suspended its voluntary practice of repurchasing eligible Agway securities when presented prior to maturity. Furthermore, on October 1, 2002, Agway Inc. filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code.

(2) Telmark subordinated debentures as of June 2002 are reported in total liabilities of discontinued operations.

                    AGWAY INC. and CONSOLIDATED SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                             (Thousands of Dollars)


15.  FINANCIAL AND COMMODITY INSTRUMENTS (CONTINUED)

Off-Balance-Sheet Risk
In the normal course of business, Agway has letters of credit, performance contracts, and other guarantees that are not reflected in the accompanying consolidated balance sheets. In the past, no significant claims have been made against these financial instruments. However, as more fully discussed in Note 10, our surety provider issued cancellation notices relative to $23,900 of surety bonds supporting our insurance programs. This has no impact on our insurance coverage, but it does give our insurance carriers the right to demand payment of the collateral amount provided by the bonds from the issuer of the bonds. If our Surety chooses to pay cash to our insurers rather than reissue bonds, our Surety would have a right to make a claim against us for such amounts in the Chapter 11 Proceedings. It is our understanding that the Surety to date has paid or is in the process of paying the current demands of two of our insurers, totaling $1,369. We understand a third insurer has made demand upon the Surety for the full amount of its bonds in the amount of $7,500; however, we further understand that the Surety has currently taken the position that a demand on these bonds is not appropriate.

Credit Risk
Agway, operating as an agricultural cooperative primarily in the Northeast, has a concentration of accounts receivable due from farmer-members throughout the region. This concentration of agricultural customers may affect Agway's overall credit risk in that the repayment of farmer-member receivables may be affected by inherent risks associated with (1) the overall economic environment of the region; (2) the impact of adverse regional weather conditions on farming; and
(3) changes in the level of government expenditures on farm programs and other changes in government agricultural programs that adversely affect the level of income of farmers. Agway mitigates this credit risk by analyzing farmer-member credit positions prior to extending credit and requiring collateral on long-term arrangements.

Energy extends unsecured credit to petroleum wholesalers and commercial and residential customers. The credit function within the Energy and Agriculture businesses manages credit risk associated with these trade receivables by routinely assessing the financial strength of its customers.

Commodity Contracts
Agway determines the commodity contacts' fair value of its exchange-traded contracts based on the settlement prices for open contracts, which are established by the exchange on which the instruments are traded. The fair value of Agway's over-the-counter contracts is determined based on quotes from brokers. As of June 30, 2003 and 2002, the carrying and fair value of Agway's investment in commodity futures and option contracts was $2,400 and $3,700, respectively.

Market Risk  From Commodity Prices
In the normal course of our continuing operations, we have exposure to market risk from price fluctuations associated with commodities such as corn, soy complex, oats, gasoline, distillate and propane. These price fluctuations impact commodity inventories, product gross margins, and anticipated transactions in our Agriculture and Energy businesses. We manage the risk of market price fluctuations of some of these commodities by using commodity derivative instruments. Commodity derivative instruments include exchange-traded futures and option contracts and, in limited circumstances, over-the-counter contracts with third parties. We have policies that specify what we can use commodity derivative instruments for and set limits on the maturity of contracts we enter into and the level of exposure to market price fluctuations that we are trying to protect ourselves against (or hedge). However, because the commodities markets are very volatile, our gains or losses on these contracts might not fully offset the corresponding change in the prices of the underlying commodity, which could lower our earnings.

                    AGWAY INC. and CONSOLIDATED SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                             (Thousands of Dollars)


15.  FINANCIAL AND COMMODITY INSTRUMENTS (CONTINUED)

Market Risk From Commodity Prices (continued)
A sensitivity analysis has been prepared to estimate Agway's exposure to market risk of its commodity instrument positions as of June 30, 2003 and 2002. The fair value of such positions is a summation of the fair values calculated for each commodity instrument by valuing each position at quoted market prices or, in the case of propane options, a delta-adjusted calculated price. The market risk of the commodity position is estimated as the potential loss in fair value resulting from a hypothetical 10% adverse change in market prices of the underlying commodities. This estimated loss in fair value does not reflect the offsetting impact of market price changes to the underlying commodities for which the commodity instruments are managing the price risk. As of June 30, 2003 and 2002, assuming a 10% hypothetical adverse change in the underlying commodity price, the potential decrease in fair value of our Energy business commodity instruments was $1,500 and $2,200, respectively. The potential loss in fair value of commodity instruments for Agriculture was immaterial for both periods.

16.  SUBSEQUENT EVENTS

As described elsewhere in these financials or below, a number of events subsequent to June 30, 2003 have occurred as follows:

Sale of Cooperative Bank Stock
As described in Note 1, the Company negotiated the sale of a substantial portion of its cooperative bank stock to a third-party buyer and received $11,700 of proceeds on July 1, 2003.

Appointment of Retiree Committee
As described in Note 3, on August 8, 2003, the Bankruptcy Court approved Agway's motion requesting the appointment of a committee of retirees (the "Retiree Committee") who claim rights to benefits of the kind protected by section 1114 of the Bankruptcy Code (i.e., for medical, surgical or hospital care benefits, or benefits in the event of sickness, accident, disability or death) to act as the authorized representative of all such Agway retirees.

Voluntary Suspension  of Optigen(R) 1200 Sales
As described in Note 1, on August 21, 2003, the Company voluntarily suspended the manufacture and sale of Optigen(R) 1200, a product used as a feed ingredient for dairy cows, pending resolution of the regulatory status of the product with the Federal Food and Drug Administration's Center for Veterinary Medicine. During the year ended June 30, 2003, Optigen(R) 1200 accounted for $5,300 in sales (includes intercompany sales to Agway Animal Feed & Nutrition of $2,600).

Thrift Plan Fiduciary Action
As described in Note 10, on August 26, 2003, State Street Bank & Trust Company filed a civil Complaint in the United States District Court for the Northern District of New York against certain former and current members of Agway's Board of Directors, the Employee Benefit Plans Investment Committee (EBPIC) and the
Employee Benefit Plans Administration Committee (EBPAC). Also named as defendants are Boston Safe Deposit & Trust Company (the plan trustee) and PricewaterhouseCoopers LLP (the plan's auditors). State Street alleges, among other things, that Agway securities were improperly purchased and held by the Company Security Fund at face value, that the "fair market value" of the Agway securities was substantially lower, that the resulting "overpayment" by the Thrift Plan for these Agway securities thereby constituted a prohibited transaction under ERISA, and that the Thrift Plan fiduciaries should not have continued to purchase and hold Agway securities in the Fund at or after some unspecified point in time when, State Street alleges, Agway's financial condition rendered these securities an unreasonable and imprudent investment option for the Thrift Plan.

                    AGWAY INC. and CONSOLIDATED SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                             (Thousands of Dollars)


16.  SUBSEQUENT EVENTS (CONTINUED)

Exclusivity Period
As described in Note 3, on September 30, 2003,  the  Bankruptcy  Court  approved
Agway's motion to extend the exclusivity period for filing a plan of reorganization by an additional 60 days to November 26, 2003. On November 20, 2003, the Bankruptcy Court granted a fourth motion by the Company to further extend the exclusivity period for filing a plan of reorganization. A 60-day extension was received with respect to all parties other than the Creditors' Committee, to which the extension will apply for only 30 days. The Bankruptcy Court considered a further extension with respect to the Creditors' Committee on December 18, 2003, so that now the exclusivity period with respect to all parties, including the Creditors' Committee, will be to January 25, 2004.

No Action Relief
The Company has not filed a Form 10-K for the fiscal year ended June 30, 2003 and has only filed current reports on Form 8-K since its filing of its Form 10-Q for the third quarter of the 2003 fiscal year on May 20, 2003. On June 3, 2003, Agway requested that the staff of the Commission ("Staff") agree not to recommend enforcement action to the Commission if the Company follows the modified reporting procedures consistent with the requirements of Securities Exchange Act Release No. 34-9660 (June 30, 1972) (the "Release"), the Division of Corporation Finance's Staff Legal Bulletin No. 2 (the "Staff Legal Bulletin") and prior no-action letters issued by the Staff. In its request, the Company proposed, in lieu of continuing to file quarterly and annual reports under
Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), to file with the Commission on Form 8-K copies of certain financial information filed with the United States Bankruptcy Court. A final response to this request has not been received but the Staff has advised the Agway that it would not taken action against the Company for not filing its Form 10-K or subsequent Form 10-Qs pending the Staff's response. The Company anticipates filing a Form 8-K, which would include its unaudited financial statements for the fiscal year ended June 30, 2003, once those financial statements are completed, as an exhibit following the filing of these unaudited financial statements with the Bankruptcy Court.

Sale of Feed Commodities International
Agway signed a purchase agreement with NSM Feed Inc. which provided for the sale of the assets of Feed Commodities International, LLC (FCI), a component of the Agriculture segment of the Company. The purchase price in the agreement is $1,850 plus accounts and notes receivable and inventory with an approximate value of $4,900 for total proceeds of $6,750. The sale was subject to Bankruptcy Court auction and final approval. The Company filed a motion with the Bankruptcy Court, which was heard on October 7, 2003, seeking an order approving bidding procedures governing the auction. The auction and hearing on the final approval of the sale of FCI's assets occurred on October 30, 2003. Bourdeaus' and Bushey Inc. of East Middlebury, Vermont, won the auction at an aggregate purchase price estimated at $11,350, which included $5,550 plus the value of a percentage of the accounts and notes receivables and inventory at closing, which for purposes of the auction were estimated at an approximately purchase price value of $5,800. The Bankruptcy Court approved the higher bid and the terms and conditions of the agreement, which includes payment of a breakup fee and expenses estimated to total approximately $200. Agway closed on the sale as of November 18, 2003 and received cash at closing of approximately $11,077.

DIP Facility Covenant Waivers
As described in Note 9, on October 16, 2003, the Company's senior lenders waived covenant violations on the DIP Facility for the periods ended June, July, and August 2003 and amended the DIP Facility to eliminate the EBITDA financial covenant for future periods.

Sale of Agway's Produce Group
On November 7, 2003, Agway and Country Best Adams, LLC entered into an asset purchase agreement with AMPCO Distribution Services, LLC (ADS) which provided for the sale of substantially all the assets of Agway's Country Best Produce and Country Best Adams, LLC businesses (Agway's Produce Group), both components of the Country Products Group segment of the Company. The aggregate purchase price in the agreement was $8,300. The purchase was subject to the terms and conditions of the agreement, and the purchase price was subject to certain escrows required under the agreement such that net cash proceeds to be realized at closing were expected to be approximately $7,600.

                    AGWAY INC. and CONSOLIDATED SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                             (Thousands of Dollars)


16.  SUBSEQUENT EVENTS (CONTINUED)

Sale of Agway's Produce Group (continued)
On December 15, 2003, an auction on the sale of substantially all the assets of Agway's Produce Group was held in Bankruptcy Court. There were two bidders:
AMPCO Distribution Services, LLC (AMPCO) and Del Monte Fresh Produce Company. Del Monte was the winning bidder with a purchase price of $12,150. That purchase price is subject to certain escrows and the payment of agreement termination fees to AMPCO such that the net proceeds to be realized at closing will be approximately $11,200. This compares favorably to the original Agway Produce Group/AMPCO asset purchase agreement that included a purchase price of $8,300 and net proceeds at closing of approximately $7,600.

Sale of Agway's Energy Group
On November 10, 2003, the Company announced the Agway Energy Products Group and Suburban Propane, L.P. (Suburban) have signed an agreement for Suburban to purchase substantially all of the assets and business operations of the Agway Energy Products Group. The Agway Energy Products Group includes three wholly owned subsidiaries of Agway Inc.; Agway Energy Products, LLC, Agway Energy Services, Inc. and Agway Energy Services-PA, Inc. The agreement is for total cash consideration of approximately $206,000. The purchase is subject to the terms and conditions of the agreement, and the purchase price is subject to certain escrows required under the agreement such that the net cash proceeds to be realized at closing will be approximately $177,000.

On December 18, 2003, the Company announced that the U.S. Bankruptcy Court for the Northern District of New York has approved the sale of substantially all of the assets and business operations of the Agway Energy Products Group to Suburban Propane, L.P., the operating partnership of Suburban Propane Partners, L.P. (NYSE: SPH). The court approval followed an auction hearing in Utica, NY at which no higher or better offers were received for the Energy businesses. The sale closing is currently scheduled to take place on December 23, 2003. The Agway Energy Products Group includes three wholly owned subsidiaries of Agway Inc. - Agway Energy Products, LLC, Agway Energy Services, Inc. and Agway Energy Services-PA, Inc.